                                                                    EXHIBIT 99.2
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA OF THE COMPANY

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED OPERATIONS

                                                                       YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                                                  2000           2001           2002
                                                              ------------   ------------   ------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES....................................................  $10,285,665    $10,563,918    $ 7,906,685
                                                              -----------    -----------    -----------
EXPENSES:
  Fuel and cost of gas sold.................................    5,227,324      5,085,167      3,883,416
  Purchased power...........................................      755,924      1,223,437         94,749
  Operation and maintenance.................................    1,685,100      1,759,820      1,595,835
  Depreciation and amortization.............................      719,801        664,686        615,770
  Taxes other than income taxes.............................      488,203        511,599        387,806
                                                              -----------    -----------    -----------
    Total...................................................    8,876,352      9,244,709      6,577,576
                                                              -----------    -----------    -----------
OPERATING INCOME............................................    1,409,313      1,319,209      1,329,109
                                                              -----------    -----------    -----------
OTHER INCOME (EXPENSE):
  Unrealized loss on AOL Time Warner investment.............     (204,969)       (70,215)      (499,704)
  Unrealized gain on indexed debt securities................      101,851         58,033        480,027
  Loss from equity investments in unconsolidated
    subsidiaries............................................      (28,813)            --             --
  Impairment of Latin America equity investments............     (130,842)            --             --
  Loss on disposal of Latin America equity investments......     (176,400)            --             --
  Interest expense..........................................     (509,773)      (551,298)      (709,177)
  Distribution on trust preferred securities................      (54,358)       (55,598)       (55,545)
  Other, net................................................       72,156         53,345         18,865
                                                              -----------    -----------    -----------
    Total...................................................     (931,148)      (565,733)      (765,534)
                                                              -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES,
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE AND PREFERRED
  DIVIDENDS.................................................      478,165        753,476        563,575
INCOME TAX EXPENSE..........................................      234,891        256,206        197,248
                                                              -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE AND PREFERRED DIVIDENDS..............      243,274        497,270        366,327
INCOME FROM DISCONTINUED OPERATIONS OF RELIANT RESOURCES,
  NET OF TAX................................................      225,458        475,078         82,157
INCOME (LOSS) FROM DISCONTINUED OPERATIONS OF LATIN AMERICA,
  NET OF TAX................................................      (21,232)       (50,345)         2,746
LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS OF RELIANT
  RESOURCES.................................................           --             --     (4,371,464)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX..........           --         58,556             --
                                                              -----------    -----------    -----------
INCOME (LOSS) BEFORE PREFERRED DIVIDENDS....................      447,500        980,559     (3,920,234)
PREFERRED DIVIDENDS.........................................          389            858             --
                                                              -----------    -----------    -----------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS.......  $   447,111    $   979,701    $(3,920,234)
                                                              ===========    ===========    ===========
BASIC EARNINGS PER SHARE:
  Income from Continuing Operations Before Cumulative Effect
    of Accounting Change....................................  $      0.85    $      1.71    $      1.23
  Income from Discontinued Operations of Reliant Resources,
    net of tax..............................................         0.79           1.64           0.27
  Income (Loss) from Discontinued Operations of Latin
    America, net of tax.....................................        (0.07)         (0.17)          0.01
  Loss on Disposal of Discontinued Operations of Reliant
    Resources...............................................           --             --         (14.67)
  Cumulative Effect of Accounting Change, net of tax........           --           0.20             --
                                                              -----------    -----------    -----------
  Net Income (Loss) Attributable to Common Shareholders.....  $      1.57    $      3.38    $    (13.16)
                                                              ===========    ===========    ===========
DILUTED EARNINGS PER SHARE:
  Income from Continuing Operations Before Cumulative Effect
    of Accounting Change....................................  $      0.84    $      1.70    $      1.22
  Income from Discontinued Operations of Reliant Resources,
    net of tax..............................................         0.79           1.62           0.27
  Income (Loss) from Discontinued Operations of Latin
    America, net of tax.....................................        (0.07)         (0.17)          0.01
  Loss on Disposal of Discontinued Operations of Reliant
    Resources...............................................           --             --         (14.58)
  Cumulative Effect of Accounting Change, net of tax........           --           0.20             --
                                                              -----------    -----------    -----------
  Net Income (Loss) Attributable to Common Shareholders.....  $      1.56    $      3.35    $    (13.08)
                                                              ===========    ===========    ===========

          See Notes to the Company's Consolidated Financial Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                              2000       2001         2002
                                                            --------   ---------   -----------
                                                                (IN THOUSANDS OF DOLLARS)
Net income (loss) attributable to common shareholders.....  $447,111   $ 979,701   $(3,920,234)
                                                            --------   ---------   -----------
Other comprehensive income (loss), net of tax:
  Additional minimum pension liability adjustment (net of
     tax of $9,918, $6,873 and $223,060)..................   (18,419)     12,764      (414,254)
  Cumulative effect of adoption of SFAS No. 133 (net of
     tax of $20,511)......................................        --      38,092            --
  Net deferred loss from cash flow hedges (net of tax of
     $23,794 and $25,192).................................        --     (15,549)      (69,615)
  Reclassification of deferred loss (gain) from cash flow
     hedges realized in net income (net of tax of $18,978
     and $13,539).........................................        --     (59,055)       39,705
  Other comprehensive income (loss) from discontinued
     operations (net of tax of $47,940, $84,576 and
     $86,787).............................................    89,031    (157,069)      161,176
                                                            --------   ---------   -----------
Other comprehensive income (loss).........................    70,612    (180,817)     (282,988)
                                                            --------   ---------   -----------
Comprehensive income (loss)...............................  $517,723   $ 798,884   $(4,203,222)
                                                            ========   =========   ===========

          See Notes to the Company's Consolidated Financial Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    18,440    $   305,420
  Investment in AOL Time Warner common stock................      826,609        283,486
  Accounts receivable, net..................................      509,689        559,366
  Accrued unbilled revenues.................................      302,879        354,497
  Inventory.................................................      405,638        351,816
  Non-trading derivative assets.............................        6,996         27,275
  Current assets of discontinued operations.................    4,690,171         10,162
  Prepaid expense and other current assets..................       32,098         71,304
                                                              -----------    -----------
      Total current assets..................................    6,792,520      1,963,326
                                                              -----------    -----------
PROPERTY, PLANT AND EQUIPMENT, NET..........................   11,199,505     11,409,369
                                                              -----------    -----------
OTHER ASSETS:
  Goodwill, net.............................................    1,740,510      1,740,510
  Other intangibles, net....................................       62,294         65,880
  Regulatory assets.........................................    3,283,492      4,000,646
  Non-trading derivative assets.............................        2,234          3,866
  Non-current assets of discontinued operations.............    7,655,367          4,997
  Other.....................................................      530,441        445,883
                                                              -----------    -----------
      Total other assets....................................   13,274,338      6,261,782
                                                              -----------    -----------
        TOTAL ASSETS........................................  $31,266,363    $19,634,477
                                                              ===========    ===========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings.....................................  $ 3,528,614    $   347,000
  Current portion of long-term debt.........................      636,987        810,325
  Indexed debt securities derivative........................      730,225        224,881
  Accounts payable..........................................      519,320        623,317
  Taxes accrued.............................................      285,924        120,865
  Interest accrued..........................................      111,487        197,274
  Non-trading derivative liabilities........................       72,744         26,387
  Regulatory liabilities....................................      154,783        168,173
  Accumulated deferred income taxes, net....................      322,186        285,214
  Current liabilities of discontinued operations............    3,751,723             --
  Other.....................................................      341,083        286,750
                                                              -----------    -----------
      Total current liabilities.............................   10,455,076      3,090,186
                                                              -----------    -----------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net....................    2,353,375      2,449,206
  Unamortized investment tax credits........................      247,407        230,037
  Non-trading derivative liabilities........................        9,825            873
  Benefit obligations.......................................      415,936        834,989
  Regulatory liabilities....................................    1,210,888        959,421
  Non-current liabilities of discontinued operations........    3,630,255             --
  Other.....................................................      584,697        747,355
                                                              -----------    -----------
      Total other liabilities...............................    8,452,383      5,221,881
                                                              -----------    -----------
LONG-TERM DEBT..............................................    4,915,237      9,194,320
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (NOTES 1 AND 13)
COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED
  SECURITIES OF SUBSIDIARY TRUSTS HOLDING SOLELY JUNIOR
  SUBORDINATED DEBENTURES OF THE COMPANY....................      705,744        706,140
                                                              -----------    -----------
SHAREHOLDERS' EQUITY........................................    6,737,923      1,421,950
                                                              -----------    -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............  $31,266,363    $19,634,477
                                                              ===========    ===========

          See Notes to the Company's Consolidated Financial Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                     STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 2000          2001          2002
                                                              -----------   -----------   -----------
                                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) attributable to common shareholders.....  $   447,111   $   979,701   $(3,920,234)
  Less: Income from discontinued operations of Reliant
    Resources, net of tax...................................     (225,458)     (475,078)      (82,157)
  Less: Loss (income) from discontinued operations of Latin
    America, net of tax.....................................       21,232        50,345        (2,746)
  Add: Loss on disposal of discontinued operations of
    Reliant Resources.......................................           --            --     4,371,464
                                                              -----------   -----------   -----------
  Income from continuing operations and cumulative effect of
    accounting change, less extraordinary item..............      242,885       554,968       366,327
  Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
    Depreciation and amortization...........................      719,801       664,817       615,770
    Fuel-related amortization...............................       44,645        29,410        12,729
    Deferred income taxes...................................       (3,306)      (86,969)      321,558
    Investment tax credit...................................      (18,330)      (18,330)      (17,370)
    Cumulative effect of accounting change, net.............           --       (58,556)           --
    Unrealized loss on AOL Time Warner investment...........      204,969        70,215       499,704
    Unrealized gain on indexed debt securities..............     (101,851)      (58,033)     (480,027)
    Undistributed losses of unconsolidated subsidiaries.....       41,482            --            --
    Loss on impairment/disposal of Latin America equity
      investments...........................................      241,587            --            --
    Changes in other assets and liabilities:
      Accounts receivable and unbilled revenues, net........   (1,029,170)    1,124,118      (253,736)
      Inventory.............................................      (66,301)      (15,550)       53,822
      Accounts payable......................................    1,053,983    (1,121,200)      103,997
      Federal tax refund....................................       86,155            --            --
      Fuel cost over (under) recovery/surcharge.............     (480,895)      422,672       250,191
      Interest and taxes accrued............................     (195,941)      270,084       (79,397)
      Net regulatory assets and liabilities.................      (15,962)      (49,523)   (1,058,439)
      Non-trading derivatives, net..........................           --        14,781      (108,478)
      Other current assets..................................       22,288       (16,661)      (39,206)
      Other current liabilities.............................      156,592       (99,741)      (82,600)
      Other assets..........................................      (24,373)       91,168        18,644
      Other liabilities.....................................       71,907       (49,237)      151,950
    Other, net..............................................        3,947        62,828        27,966
                                                              -----------   -----------   -----------
        Net cash provided by operating activities...........      954,112     1,731,261       303,405
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (905,151)   (1,213,475)     (854,376)
  Proceeds from sale of AOL Time Warner investment..........           --            --        43,419
  Investments in unconsolidated subsidiaries................      (60,799)           --            --
  Proceeds from sale of Latin America equity investments....      790,166            --            --
  Other, net................................................      (43,390)       14,919        55,995
                                                              -----------   -----------   -----------
        Net cash used in investing activities...............     (219,174)   (1,198,556)     (754,962)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..............................      329,475     1,296,779     1,320,723
  Increase (decrease) in short-term borrowings, net.........    1,905,271    (1,356,162)      668,386
  Payments of long-term debt................................     (493,286)     (632,116)     (696,218)
  Debt issuance costs.......................................       (8,684)      (10,608)     (196,830)
  Payment of common stock dividends.........................     (426,859)     (433,918)     (324,682)
  Proceeds from issuance of common stock, net...............       53,809       100,430        12,994
  Purchase of treasury stock................................      (27,306)           --            --
  Redemption of preferred stock.............................           --       (10,227)           --
  Increase in restricted cash related to securitization
    financing...............................................           --        (6,775)           --
  Redemption of indexed debt securities.....................           --            --       (45,085)
  Other, net................................................       20,933         7,678       (16,525)
                                                              -----------   -----------   -----------
        Net cash provided by (used in) financing
          activities........................................    1,353,353    (1,044,919)      722,763
                                                              -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS......   (2,055,805)      445,260        15,774
                                                              -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       32,486       (66,954)      286,980
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............       52,908        85,394        18,440
                                                              -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $    85,394   $    18,440   $   305,420
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Payments:
    Interest................................................  $   737,217   $   534,812   $   584,595
    Income taxes............................................      447,658       321,927        82,516

          See Notes to the Company's Consolidated Financial Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                STATEMENTS OF CONSOLIDATED SHAREHOLDERS' EQUITY

                                                                      2000                   2001                   2002
                                                              --------------------   --------------------   ---------------------
                                                              SHARES      AMOUNT     SHARES      AMOUNT     SHARES      AMOUNT
                                                              -------   ----------   -------   ----------   -------   -----------
                                                                               (THOUSANDS OF DOLLARS AND SHARES)
PREFERENCE STOCK, NONE OUTSTANDING..........................       --   $       --        --   $       --        --   $        --
CUMULATIVE PREFERRED STOCK, $0.01 PAR VALUE; AUTHORIZED
  20,000,000 SHARES
  Balance, beginning of year................................       97        9,740        97        9,740        --            --
  Redemption of preferred stock.............................       --           --       (97)      (9,740)       --            --
                                                              -------   ----------   -------   ----------   -------   -----------
  Balance, end of year......................................       97        9,740        --           --        --            --
                                                              -------   ----------   -------   ----------   -------   -----------
COMMON STOCK, $0.01 PAR VALUE; AUTHORIZED 1,000,000,000
  SHARES
  Balance, beginning of year................................  297,612        2,976   299,914        2,999   302,944         3,029
  Issuances related to benefit and investment plans.........    2,302           23     3,030           30     2,073            21
                                                              -------   ----------   -------   ----------   -------   -----------
  Balance, end of year......................................  299,914        2,999   302,944        3,029   305,017         3,050
                                                              -------   ----------   -------   ----------   -------   -----------
ADDITIONAL PAID-IN-CAPITAL
  Balance, beginning of year................................       --    3,179,775        --    3,254,191        --     3,894,272
  Issuances related to benefit and investment plans.........       --       74,424        --      130,630        --        11,866
  Gain (loss) on issuance of subsidiaries' stock............       --           --        --      509,499        --       (12,835)
  Distribution of Reliant Resources.........................       --           --        --           --        --      (847,200)
  Other.....................................................       --           (8)       --          (48)       --           (60)
                                                              -------   ----------   -------   ----------   -------   -----------
  Balance, end of year......................................       --    3,254,191        --    3,894,272        --     3,046,043
                                                              -------   ----------   -------   ----------   -------   -----------
TREASURY STOCK
  Balance, beginning of year................................   (3,625)     (93,296)   (4,811)    (120,856)       --            --
  Shares acquired...........................................   (1,184)     (27,306)       --           --        --            --
  Contribution to pension plan..............................       --           --     4,512      113,336        --            --
  Other.....................................................       (2)        (254)      299        7,520        --            --
                                                              -------   ----------   -------   ----------   -------   -----------
  Balance, end of year......................................   (4,811)    (120,856)       --           --        --            --
                                                              -------   ----------   -------   ----------   -------   -----------
UNEARNED ESOP STOCK
  Balance, beginning of year................................  (10,679)    (199,226)   (8,639)    (161,158)   (7,070)     (131,888)
  Issuances related to benefit plan.........................    2,040       38,068     1,569       29,270     2,154        53,839
                                                              -------   ----------   -------   ----------   -------   -----------
  Balance, end of year......................................   (8,639)    (161,158)   (7,070)    (131,888)   (4,916)      (78,049)
                                                              -------   ----------   -------   ----------   -------   -----------
RETAINED EARNINGS (DEFICIT)
  Balance, beginning of year................................             2,500,181              2,520,350               3,176,533
  Net income (loss).........................................               447,111                979,701              (3,920,234)
  Common stock dividends -- $1.50 per share in 2000, $1.125
    per share in 2001 and $1.07 per share in 2002...........              (426,942)              (323,518)               (318,382)
                                                                        ----------             ----------             -----------
  Balance, end of year......................................             2,520,350              3,176,533              (1,062,083)
                                                                        ----------             ----------             -----------
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
  Balance, beginning of year................................               (93,818)               (23,206)               (204,023)
                                                                        ----------             ----------             -----------
  Other comprehensive income (loss), net of tax:
  Additional minimum pension liability adjustment...........               (18,419)                12,764                (414,254)
  Cumulative effect of adoption of SFAS No. 133.............                    --                 38,092                      --
  Net deferred gain from cash flow hedges...................                    --                (15,549)                (69,615)
  Reclassification of deferred loss (gain) from cash flow
    hedges realized in net income...........................                    --                (59,055)                 39,705
  Other comprehensive income (loss) from discontinued
    operations..............................................                89,031               (157,069)                161,176
                                                                        ----------             ----------             -----------
  Other comprehensive income (loss).........................                70,612               (180,817)               (282,988)
                                                                        ----------             ----------             -----------
  Balance, end of year......................................               (23,206)              (204,023)               (487,011)
                                                                        ----------             ----------             -----------
    Total Shareholders' Equity..............................            $5,482,060             $6,737,923             $ 1,421,950
                                                                        ==========             ==========             ===========

          See Notes to the Company's Consolidated Financial Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BACKGROUND AND BASIS OF PRESENTATION

 RESTRUCTURING

     CenterPoint Energy, Inc. (CenterPoint Energy or the Company) is a public utility holding company, created on August 31, 2002 as part of a corporate restructuring of Reliant Energy, Incorporated (Reliant Energy) that implemented certain requirements of the Texas electric restructuring law described below. In December 2000, Reliant Energy transferred a significant portion of its unregulated businesses to Reliant Resources, Inc. (Reliant Resources), which, at the time, was a wholly owned subsidiary of Reliant Energy. Reliant Resources conducted an initial public offering of approximately 20% of its common stock in May 2001 (the Reliant Resources Offering). In December 2001, Reliant Energy's shareholders approved an agreement and plan of merger pursuant to which the following steps occurred on August 31, 2002 (the Restructuring):

     - CenterPoint Energy became the holding company for the Reliant Energy group of companies;

     - Reliant Energy and its subsidiaries became subsidiaries of CenterPoint Energy; and

     - Each share of Reliant Energy common stock was converted into one share of CenterPoint Energy common stock.

     On September 5, 2002, CenterPoint Energy announced that its board of directors had declared a distribution of all of the shares of Reliant Resources common stock owned by CenterPoint Energy to its common shareholders on a pro rata basis (the Reliant Resources Distribution). The Reliant Resources Distribution was made on September 30, 2002 to shareholders of record of CenterPoint Energy common stock as of the close of business on September 20, 2002.

     CenterPoint Energy is the successor to Reliant Energy for financial reporting purposes under the Securities Exchange Act of 1934. The Company's indirect wholly owned operating subsidiaries own and operate electric transmission and distribution facilities, natural gas distribution facilities, natural gas pipelines and electric generating plants. The Company is subject to regulation as a "registered holding company" under the Public Utility Holding Company Act of 1935 (1935 Act). As of December 31, 2002, the Company's indirect wholly owned subsidiaries include:

     - CenterPoint Energy Houston Electric, LLC (CenterPoint Houston), which engages in Reliant Energy's former electric transmission and distribution business in a 5,000-square mile area of the Texas Gulf Coast that includes Houston;

     - CenterPoint Energy Resources Corp. (CERC Corp., and together with its subsidiaries, CERC), formerly Reliant Energy Resources Corp. (RERC Corp., and, together with its subsidiaries, RERC), which owns gas distribution systems that together form one of the United States' largest natural gas distribution operations in terms of number of customers served. Through wholly owned subsidiaries, CERC owns two interstate natural gas pipelines and gas gathering systems and provides various ancillary services; and

     - Texas Genco Holdings, Inc. (Texas Genco), which owns and operates the Texas generating plants formerly belonging to the integrated electric utility that was a part of Reliant Energy. The Company distributed approximately 19% of the 80 million outstanding shares of common stock of Texas Genco to the Company's shareholders on January 6, 2003. As a result of the distribution of Texas Genco common stock, CenterPoint Energy recorded an impairment charge of $396 million, which will be reflected as a regulatory asset representing stranded costs in the Consolidated Balance Sheet in the first quarter of 2003. This impairment charge represents the excess of the carrying value of CenterPoint Energy's net investment in Texas Genco over the market value of Texas Genco's common stock. Additionally, in connection with the distribution, CenterPoint Energy will record minority interest ownership in Texas Genco of $146 million in its Consolidated Balance Sheet in the first quarter of 2003.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

 CERTAIN RECLASSIFICATIONS AND OTHER ITEMS

     The consolidated financial statements presented herein have been revised to give effect to the following items within CenterPoint Energy's historical consolidated financial statements as reported in its Annual Report on Form 10-K for the year ended December 31, 2002:

     - certain reclassifications necessary to present CenterPoint Energy's remaining Latin America operations as discontinued operations in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) as a result of the sale of these operations subsequent to December 31, 2002;

     - certain reclassifications necessary to present the extinguishment of debt recorded in the fourth quarter of 2002 as interest expense in accordance with SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No.
       145);

     - the retroactive effect of the adoption of Emerging Issues Task Force Issue No. 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities", as it relates to the disclosure in Note 2 of revenues of Reliant Resources which are included in discontinued operations; and

     - the pro-forma effect on the financial statements for each of the three years ended December 31, 2002, as if the Company had adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" as of January 1, 2000.

     The items discussed above did not affect net income for any of the three years ended December 31, 2002.

 BASIS OF PRESENTATION

     The consolidated financial statements have been prepared to reflect the effect of the Reliant Resources Distribution on the CenterPoint Energy financial statements. The consolidated financial statements present the Reliant Resources businesses (Wholesale Energy, European Energy, Retail Energy and related corporate costs) as discontinued operations, in accordance with SFAS No. 144. Accordingly, the consolidated financial statements for each of the two years in the period ended December 31, 2001 and for the nine months ended September 30, 2002 reflect these operations as discontinued operations.

     The Company's reportable business segments include the following: Electric Transmission & Distribution, Electric Generation, Natural Gas Distribution, Pipelines and Gathering and Other Operations. Effective with the deregulation of the Texas electric industry beginning January 1, 2002, the basis of business segment reporting has changed for the Company's electric operations. The Texas generation operations of CenterPoint Energy's former integrated electric utility, Reliant Energy HL&P (Texas Genco), are now a separate reportable business segment, Electric Generation, whereas they previously had been part of the Electric Operations business segment. The remaining transmission and distribution function (CenterPoint Houston) is now reported separately in the Electric Transmission & Distribution business segment. Natural Gas Distribution consists of intrastate natural gas sales to, and natural gas transportation and distribution for, residential, commercial, industrial and institutional customers and non-rate regulated retail gas marketing operations to commercial and industrial customers. Pipelines and Gathering includes the interstate natural gas pipeline operations and the natural gas gathering and pipeline services businesses. Other Operations consists primarily of certain Latin America equity investments, office buildings and other real estate used in our business operations, district cooling in the central business district in downtown Houston, energy management services and other corporate operations which support all of the Company's business operations.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(2) DISCONTINUED OPERATIONS

 DISCONTINUED OPERATIONS -- RELIANT RESOURCES

     On September 30, 2002, CenterPoint Energy distributed to its shareholders 240 million shares of Reliant Resources common stock, which represented CenterPoint Energy's approximately 83% ownership interest in Reliant Resources, by means of a tax-free spin-off in the form of a dividend. Holders of CenterPoint Energy common stock on the record date received 0.788603 shares of Reliant Resources common stock for each share of CenterPoint Energy stock that they owned on the record date. The total value of the Reliant Resources Distribution, after the impairment charge discussed below, was $847 million.

     As a result of the spin-off of Reliant Resources, CenterPoint Energy recorded a non-cash loss on disposal of discontinued operations of $4.4 billion in 2002. This loss represents the excess of the carrying value of CenterPoint Energy's net investment in Reliant Resources over the market value of Reliant Resources' common stock. CenterPoint Energy's financial statements reflect the reclassifications necessary to present Reliant Resources as discontinued operations for all periods shown. Through the date of the spin-off, Reliant Resources' assets and liabilities are shown in CenterPoint Energy's Consolidated Balance Sheets as current and non-current assets and liabilities of discontinued operations.

     Reliant Resources' revenues for the years ended December 31, 2000 and 2001 and the nine months ended September 30, 2002 included in discontinued operations were $3.5 billion, $6.5 billion and $9.5 billion, respectively as reported in Reliant Resources' Annual Report on Form 10-K/A, Amendment No. 1, filed April 30, 2003 with the Securities and Exchange Commission (SEC). Income from discontinued operations for the years ended December 31, 2000 and 2001 and the nine months ended September 30, 2002 is reported net of income tax expense of $84.3 million, $271.6 million and $290.1 million, respectively. These amounts have been restated to reflect Reliant Resources' adoption of Emerging Issues Task Force (EITF) Issue No. 02-3, "Recognition and Reporting Gains and Losses on Energy Trading Contracts under Issues No. 98-10 and 00-17" during the third quarter of 2002.

     Reliant Resources' energy trading, marketing, power origination and risk management services activities and contracted sales of electricity to large commercial, industrial and institutional customers are accounted for under mark-to-market accounting. Under the mark-to-market method of accounting, financial instruments and contractual commitments are recorded at fair value in revenues upon contract execution. The net changes in their fair values are reported as revenues in the period of change. Trading and marketing revenues related to the physical sale of natural gas, electric power and other energy related commodities are recorded on a gross basis in the delivery period.

     Reliant Resources' gains and losses related to financial instruments and contractual commitments qualifying and designated as hedges related to the sale of electric power and sales and purchases of natural gas are recognized in the same period as the settlement of the underlying physical transaction. These realized gains and losses are included in income from discontinued operations.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Summarized balance sheet information related to discontinued operations of Reliant Resources is as follows as of December 31, 2001:

                                                                DECEMBER 31,
                                                                    2001
                                                               --------------
                                                               (IN MILLIONS)
CURRENT ASSETS:
  Accounts and notes receivable, principally customer.......    $  1,182,140
  Trading and marketing assets..............................       1,611,393
  Other current assets......................................       1,863,654
                                                                ------------
     Total current assets...................................       4,657,187
                                                                ------------
PROPERTY, PLANT AND EQUIPMENT, NET..........................       4,558,393
                                                                ------------
OTHER ASSETS:
  Goodwill..................................................         891,060
  Other noncurrent assets...................................       2,192,823
                                                                ------------
     Total other assets.....................................       3,083,883
                                                                ------------
     TOTAL ASSETS...........................................      12,299,463
                                                                ------------
CURRENT LIABILITIES:
  Accounts payable, principally trade.......................       1,002,326
  Trading and marketing liabilities.........................       1,478,336
  Other current liabilities.................................       1,256,974
                                                                ------------
     Total current liabilities..............................       3,737,636
                                                                ------------
OTHER LONG-TERM LIABILITIES.................................       2,748,304
                                                                ------------
LONG-TERM DEBT..............................................         868,194
                                                                ------------
     TOTAL LIABILITIES......................................       7,354,134
                                                                ------------
NET ASSETS OF DISCONTINUED OPERATIONS.......................    $  4,945,329
                                                                ============

 DISCONTINUED OPERATIONS -- LATIN AMERICA

     Effective December 1, 2000, the Company's board of directors approved a plan to dispose of its Latin America operations through sales of its assets. Accordingly, in the Company's 2000 consolidated financial statements, the Company reported the results of its Latin America operations as discontinued operations in accordance with Accounting Principles Board (APB) Opinion No. 30 "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (APB Opinion No. 30) for each of the three years in the period ended December 31, 2000.

     In the fourth quarter of 2000, the Latin America business segment sold its equity investments in El Salvador, Colombia and Brazil for an aggregate $790 million in after-tax proceeds. The Company recorded a $294 million loss in connection with the sale of these investments.

     In the fourth quarter of 2000 and in the first quarter of 2001, the Company recorded additional impairments related to its remaining Latin America operations of $41 million and $6 million, respectively, based on the expected net realizable value of the businesses upon their disposition.

     On December 20, 2001, negotiations for the sale of the remaining Latin America investments were terminated as a result of adverse economic developments in Argentina.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     During December 2001, the Company concluded there were indicators of impairment related to the remaining assets in this business segment, and accordingly, an impairment evaluation was conducted at the end of the fourth quarter under the guidelines of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" (SFAS No. 121). This evaluation resulted in an impairment charge of $74 million, representing the excess of book value over estimated net realizable value. The fair value of the remaining net assets was determined using a net discounted cash flows approach. The charge was included as a component of operating income with respect to consolidated subsidiaries and other income with respect to equity investments in unconsolidated subsidiaries. The impairment was primarily related to the economic deterioration in Argentina.

     Revenues from the Company's remaining Latin America operations for each of the three years ended December 31, 2002 included in discontinued operations were $88 million, $92 million and $15 million, respectively. Loss from Latin America discontinued operations for the years ended December 31, 2000 and 2001 is reported net of income tax benefit of $1 million and $28 million, respectively. Income from Latin America discontinued operations for the year ended December 31, 2002 is reported net of income tax expense of $2 million.

     Subsequent to December 31, 2002, the Company sold its remaining Latin America operations. The consolidated financial statements present these Latin America operations as discontinued operations in accordance with SFAS No. 144. Accordingly, the consolidated financial statements include the necessary reclassifications to reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2002.

     Summarized balance sheet information related to discontinued operations of Latin America is as follows as of December 31, 2001 and 2002:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                                    (IN THOUSANDS)
CURRENT ASSETS:
  Cash......................................................    $17,060        $ 6,291
  Other receivables.........................................     13,483          3,611
  Other current assets......................................      2,441            260
                                                                -------        -------
     Total current assets...................................     32,984         10,162
                                                                -------        -------
OTHER NON-CURRENT ASSETS....................................     13,091          4,997
                                                                -------        -------
     TOTAL ASSETS...........................................     46,075         15,159
                                                                -------        -------
CURRENT LIABILITIES:
  Accounts payable, principally trade.......................      7,438             --
  Other current liabilities.................................      6,649             --
                                                                -------        -------
     Total current liabilities..............................     14,087             --
                                                                -------        -------
OTHER LONG-TERM LIABILITIES.................................      9,258             --
                                                                -------        -------
LONG-TERM DEBT..............................................      4,500             --
                                                                -------        -------
     TOTAL LIABILITIES......................................     27,845             --
                                                                -------        -------
NET ASSETS OF DISCONTINUED OPERATIONS.......................    $18,230        $15,159
                                                                =======        =======

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (A) RECLASSIFICATIONS AND USE OF ESTIMATES

     In addition to the items discussed in Note 2, some amounts from the previous years have been reclassified to conform to the 2002 presentation of financial statements. These reclassifications do not affect net income.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (B) PRINCIPLES OF CONSOLIDATION

     The accounts of CenterPoint Energy and its wholly owned and majority owned subsidiaries are included in the consolidated financial statements. All significant intercompany transactions and balances are eliminated in consolidation. The Company uses the equity method of accounting for investments in entities in which the Company has an ownership interest between 20% and 50% and exercises significant influence. Other investments, excluding marketable securities, are generally carried at cost.

 (C) REVENUES

     The Company records revenue for electricity and natural gas sales and services to retail customers under the accrual method and these revenues are generally recognized upon delivery. The Pipelines and Gathering business segment records revenues as transportation services are provided. Energy sales and services not billed by month-end are accrued based upon estimated energy and services delivered.

 (D) LONG-LIVED ASSETS AND INTANGIBLES

     The Company records property, plant and equipment at historical cost. The Company expenses repair and maintenance costs as incurred. Property, plant and equipment includes the following:

                                                                        DECEMBER 31,
                                                   ESTIMATED USEFUL   -----------------
                                                    LIVES (YEARS)      2001      2002
                                                   ----------------   -------   -------
                                                                        (IN MILLIONS)
Electric transmission & distribution.............        5-75         $ 6,211   $ 5,960
Electric generation..............................        5-60           9,356     9,610
Natural gas distribution.........................        5-50           1,980     2,151
Pipelines and gathering..........................        5-75           1,633     1,686
Other property...................................        3-40             146       494
                                                                      -------   -------
  Total..........................................                      19,326    19,901
Accumulated depreciation and amortization........                      (8,126)   (8,492)
                                                                      -------   -------
     Property, plant and equipment, net..........                     $11,200   $11,409
                                                                      =======   =======

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142), which provides that goodwill and certain intangibles with indefinite lives will not be amortized into results of operations, but instead will be reviewed periodically for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles with indefinite lives is more than its fair value. On January 1, 2002,

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES the Company adopted the provisions of the statement that apply to goodwill and intangible assets acquired prior to June 30, 2001.

     With the adoption of SFAS No. 142, the Company ceased amortization of goodwill as of January 1, 2002. A reconciliation of previously reported net income and earnings per share to the amounts adjusted for the exclusion of goodwill amortization follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
                                                              (IN MILLIONS, EXCEPT PER
                                                                       SHARE)
Reported income from continuing operations before cumulative
  effect of accounting change...............................  $ 243    $ 496    $ 366
Add: Goodwill amortization, net of tax......................     50       49       --
                                                              -----    -----    -----
Adjusted income from continuing operations before cumulative
  effect of accounting change...............................  $ 293    $ 545    $ 366
                                                              =====    =====    =====
Basic Earnings Per Share:
Reported income from continuing operations before cumulative
  effect of accounting change...............................  $0.85    $1.71    $1.23
Add: Goodwill amortization, net of tax......................   0.18     0.17       --
                                                              -----    -----    -----
Adjusted income from continuing operations before cumulative
  effect of accounting change...............................  $1.03    $1.88    $1.23
                                                              =====    =====    =====
Diluted Earnings Per Share:
Reported income from continuing operations before cumulative
  effect of accounting change...............................  $0.84    $1.70    $1.22
Add: Goodwill amortization, net of tax......................   0.18     0.17       --
                                                              -----    -----    -----
Adjusted income from continuing operations before cumulative
  effect of accounting change...............................  $1.02    $1.87    $1.22
                                                              =====    =====    =====

     The components of the Company's other intangible assets consist of the following:

                                              DECEMBER 31, 2001         DECEMBER 31, 2002
                                           -----------------------   -----------------------
                                           CARRYING   ACCUMULATED    CARRYING   ACCUMULATED
                                            AMOUNT    AMORTIZATION    AMOUNT    AMORTIZATION
                                           --------   ------------   --------   ------------
                                                             (IN MILLIONS)
Land Use Rights..........................    $59          $(11)        $61          $(12)
Other....................................     16            (2)         19            (2)
                                             ---          ----         ---          ----
  Total..................................    $75          $(13)        $80          $(14)
                                             ===          ====         ===          ====

     The Company recognizes specifically identifiable intangibles, including land use rights and permits, when specific rights and contracts are acquired. The Company has no intangible assets with indefinite lives recorded as of December 31, 2002. The Company amortizes other acquired intangibles on a straight-line basis over the lesser of their contractual or estimated useful lives that range from 40 to 75 years for land rights and 4 to 25 years for other intangibles.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Amortization expense for other intangibles for 2000, 2001 and 2002 was $1.3 million, $1.2 million and $1.9 million, respectively. Estimated amortization expense for the five succeeding fiscal years is as follows (in millions):

2003........................................................   $ 2
2004........................................................     2
2005........................................................     2
2006........................................................     2
2007........................................................     2
                                                               ---
  Total.....................................................   $10
                                                               ===

     Goodwill by reportable business segment is as follows (in millions):

                                                               DECEMBER 31,
                                                               2001 AND 2002
                                                               -------------
Natural Gas Distribution....................................      $1,085
Pipelines and Gathering.....................................         601
Other Operations............................................          55
                                                                  ------
  Total.....................................................      $1,741
                                                                  ======

     The Company completed its review during the second quarter of 2002 pursuant to SFAS No. 142 for its reporting units in the Natural Gas Distribution, Pipelines and Gathering and Other Operations business segments. No impairment was indicated as a result of this assessment.

     The Company periodically evaluates long-lived assets, including property, plant and equipment, goodwill and specifically identifiable intangibles, when events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. The determination of whether an impairment has occurred is based on an estimate of undiscounted cash flows attributable to the assets, as compared to the carrying value of the assets. An impairment analysis of generating facilities requires estimates of possible future market prices, load growth, competition and many other factors over the lives of the facilities. A resulting impairment loss is highly dependent on these underlying assumptions.

     During the fourth quarter of 2001, the Reliant Resources Distribution was deemed to be a probable event. As Reliant Resources has an option to purchase the Company's 81% interest in its generation subsidiary, Texas Genco, in 2004 (see Note 4(b)), the Company was required to evaluate Texas Genco's assets for potential impairment in accordance with SFAS No. 121, due to an expected decrease in the number of years the Company expects to hold and operate these assets. As of December 31, 2001, no impairment had been indicated. As a result of the distribution of approximately 19% of Texas Genco's common stock to CenterPoint Energy's shareholders on January 6, 2003, the Company re-evaluated these assets for impairment as of December 31, 2002 in accordance with SFAS No.
144. As of December 31, 2002, no impairment had been indicated. The Company anticipates that future events, such as a change in the estimated holding period of Texas Genco's generation assets, will require the Company to re-evaluate these assets for impairment between now and 2004. If an impairment is indicated, it could be material and will not be fully recoverable through the 2004 true-up proceeding calculations (see Note 4(a)).

     The Texas electric restructuring law provides the Company recovery of the regulatory book value of its Texas generating assets for the amount the net regulatory book value exceeds the estimated market value. If the Company's 81% interest in Texas Genco is sold to Reliant Resources or to a third party in the future, a loss on sale of these assets, or an impairment of the recorded recoverable electric generation plant mitigation regulatory asset (see Note 3(e)), will occur to the extent the recorded book value of the Texas generating

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES assets exceeds the regulatory book value. As of December 31, 2002, the recorded book value was $649 million in excess of the regulatory book value. This amount declines each year as the recorded book value is depreciated and increases by the amount of capital expenditures. For further discussion of the difference between the regulatory book value and the recorded book value, see Note 4.

 (E) REGULATORY ASSETS AND LIABILITIES

     The Company applies the accounting policies established in SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS No. 71) to the accounts of the Electric Transmission & Distribution business segment and the utility operations of the Natural Gas Distribution business segment and to some of the accounts of the Pipelines and Gathering business segment. For information regarding Texas Genco's discontinuance of the application of SFAS No. 71 in 1999 and the effect on its regulatory assets and the Texas electric restructuring law, see Note 4(a).

     The following is a list of regulatory assets/liabilities reflected on the Company's Consolidated Balance Sheets as of December 31, 2001 and 2002:

                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2002
                                                              -------   ------
                                                               (IN MILLIONS)
Excess cost over market (ECOM) true-up......................  $    --   $  697
Recoverable electric generation related regulatory assets,
  net.......................................................      160      100
Securitized regulatory asset................................      740      706
Regulatory tax asset, net...................................      111      178
Unamortized loss on reacquired debt.........................       62       58
Recoverable electric generation plant mitigation............    1,967    2,051
Excess mitigation liability.................................   (1,126)    (969)
Other long-term assets/liabilities..........................        4       52
                                                              -------   ------
  Total.....................................................  $ 1,918   $2,873
                                                              =======   ======

     If events were to occur that would make the recovery of these assets and liabilities no longer probable, the Company would be required to write off or write down these regulatory assets and liabilities. In addition, the Company would be required to determine any impairment of the carrying costs of plant and inventory assets.

     Through December 31, 2001, the Public Utility Commission of Texas (Texas Utility Commission) provided for the recovery of most of the Company's fuel and purchased power costs from customers through a fixed fuel factor included in electric rates. Included in the above table in recoverable electric generation related regulatory assets, net are $126 million and $66 million of net regulatory assets related to the recovery of fuel costs as of December 31, 2001 and 2002, respectively. For additional information regarding CenterPoint Houston's fuel filings, see Note 4(c).

     Texas Genco sells, through auctions, entitlements to substantially all of its installed electric generation capacity, excluding reserves for planned and forced outages. In September, October and December 2001, and March, July, October and November 2002, Texas Genco conducted auctions as required by the Texas Utility Commission and by the master separation agreement with Reliant Resources.

     The capacity auctions were consummated at market-based prices that are substantially below the estimate of those prices made by the Texas Utility Commission in the spring of 2001. The Texas electric restructuring law provides for the recovery in a "true-up" proceeding in 2004 of any difference between market power prices and the earlier estimates of those prices by the Texas Utility Commission, using the prices received in the auctions required by the Texas Utility Commission as the measure of market prices (ECOM

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES true-up). In 2002, CenterPoint Energy recorded approximately $697 million in non-cash revenue related to the cost recovery of the difference between the market power prices and the Texas Utility Commission's earlier estimates. For additional information regarding the capacity auctions and the related true-up proceeding, see Note 4(a).

     In 2001, the Company monetized $738 million of regulatory assets in a securitization financing authorized by the Texas Utility Commission pursuant to the Texas electric restructuring law. The securitized regulatory assets are being amortized ratably as transition charges are collected over the life of the outstanding transition bonds. For additional information regarding the securitization financing, see Note 4(a).

     For additional information regarding recoverable impaired plant costs and recoverable electric generation related assets and the related amortization during 2000 and 2001, see Notes 3(g) and 4(a).

 (F) DEPRECIATION AND AMORTIZATION EXPENSE

     Depreciation is computed using the straight-line method based on economic lives or a regulatory mandated recovery period. Other amortization expense includes amortization of regulatory assets and other intangibles. See Notes 3(f) and 4(a) for additional discussion of these items.

     The following table presents depreciation, goodwill amortization and other amortization expense for 2000, 2001 and 2002.

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
Depreciation expense........................................   $279     $284     $539
Goodwill amortization expense...............................     50       49       --
Other amortization expense..................................    391      332       77
                                                               ----     ----     ----
  Total depreciation and amortization expense...............   $720     $665     $616
                                                               ====     ====     ====

 (G) CAPITALIZATION OF INTEREST AND ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION

     Allowance for funds used during construction (AFUDC) represents the approximate net composite interest cost of borrowed funds and a reasonable return on the equity funds used for construction. Although AFUDC increases both utility plant and earnings, it is realized in cash through depreciation provisions included in rates for subsidiaries that apply SFAS No. 71. Interest and AFUDC for subsidiaries that apply SFAS No. 71 are capitalized as a component of projects under construction and will be amortized over the assets' estimated useful lives. During 2000, 2001 and 2002, the Company capitalized interest and AFUDC related to debt of $11 million, $9 million and $12 million, respectively.

 (H) INCOME TAXES

     The Company files a consolidated federal income tax return and follows a policy of comprehensive interperiod income tax allocation. The Company uses the liability method of accounting for deferred income taxes and measures deferred income taxes for all significant income tax temporary differences. Investment tax credits were deferred and are being amortized over the estimated lives of the related property. Unremitted earnings from the Company's foreign operations are deemed to be permanently reinvested in foreign operations. For additional information regarding income taxes, see Note 12.

 (I) ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts receivable are net of an allowance for doubtful accounts of $46 million and $24 million at December 31, 2001 and 2002, respectively. The provision for doubtful accounts in the Company's Statements

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES of Consolidated Operations for 2000, 2001 and 2002 was $38 million, $59 million and $26 million, respectively.

     During 2000 and 2001, substantially all of the customer accounts receivable of the Company's integrated electric utility were sold. Receivables aggregating $4.9 billion and $5.8 billion were sold in 2000 and 2001, respectively. In December 2001, the Company terminated the agreement under which it sold electric customer accounts receivable and recorded an early termination charge of $20 million in the Statements of Consolidated Operations. Proceeds for the repurchase of receivables, which occurred in January 2002, were obtained from a combination of bank loans and the sale of commercial paper. Net proceeds from the sale of accounts receivable were $523 million at December 31, 2001. Such proceeds were not reflected as debt in the Consolidated Balance Sheets.

     In the first quarter of 2002, CERC reduced its trade receivables facility from $350 million to $150 million. During 2001 and 2002, CERC sold its customer accounts receivable and utilized $346 million of its $350 million receivables facility at December 31, 2001 and $107 million of its $150 million receivables facility at December 31, 2002. The amount of receivables sold will fluctuate based on the amount of receivables created by CERC.

     In connection with CERC's November 2002 amendment and extension of its receivables facility, CERC Corp. formed a bankruptcy remote subsidiary for the sole purpose of buying and selling receivables created by CERC. This transaction is accounted for as a sale of receivables under the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", and, as a result, the related receivables are excluded from the Consolidated Balance Sheet.

 (J) INVENTORY

     Inventory consists principally of materials and supplies, coal and lignite and natural gas. Inventories used in the production of electricity and in the retail natural gas distribution operations are valued at the lower of average cost or market except for coal and lignite, which are valued under the last-in, first-out method.

                                                              DECEMBER 31,
                                                              -------------
                                                              2001    2002
                                                              -----   -----
                                                              (IN MILLIONS)
Materials and supplies......................................  $208    $185
Coal and lignite............................................    58      43
Natural gas.................................................   131     119
Other.......................................................     9       5
                                                              ----    ----
  Total inventory...........................................  $406    $352
                                                              ====    ====

 (K) INVESTMENT IN OTHER DEBT AND EQUITY SECURITIES

     In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115), the Company reports "available-for-sale" securities at estimated fair value within other long-term assets in the Company's Consolidated Balance Sheets and any unrealized gain or loss, net of tax, as a separate component of shareholders' equity and accumulated other comprehensive income. In accordance with SFAS No. 115, the Company reports "trading" securities at estimated fair value in the Company's Consolidated Balance Sheets, and any unrealized holding gains and losses are recorded as other income (expense) in the Company's Statements of Consolidated Operations.

     As of December 31, 2001 and 2002, the Company held debt and equity securities in its nuclear decommissioning trust, which is reported at its fair value of $169 million and $163 million, respectively, in the Company's Consolidated Balance Sheets in other long-term assets. Any unrealized losses or gains are

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES accounted for as a long-term asset/liability as the Company will not benefit from any gains, and losses will be recovered through the rate-making process.

     As of December 31, 2001 and 2002, the Company held an investment in AOL Time Warner Inc. (AOL TW) common stock (AOL TW Common), which was classified as a "trading" security. For information regarding the Company's investment in AOL TW Common, see Note 7.

 (L) ENVIRONMENTAL COSTS

     The Company expenses or capitalizes environmental expenditures, as appropriate, depending on their future economic benefit. The Company expenses amounts that relate to an existing condition caused by past operations, and that do not have future economic benefit. The Company records undiscounted liabilities related to these future costs when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated. Subject to SFAS No. 71, a corresponding regulatory asset is recorded in anticipation of recovery through the rate making process by subsidiaries that apply SFAS No. 71.

 (M) FOREIGN CURRENCY ADJUSTMENTS

     Local currencies are the functional currency of the Company's foreign operations. Foreign subsidiaries' assets and liabilities have been translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Revenues, expenses, gains and losses have been translated using the weighted average exchange rate for each month prevailing during the periods reported. Cumulative adjustments resulting from translation have been recorded as a component of accumulated other comprehensive loss in shareholders' equity.

 (N) STATEMENTS OF CONSOLIDATED CASH FLOWS

     For purposes of reporting cash flows, the Company considers cash equivalents to be short-term, highly liquid investments with maturities of three months or less from the date of purchase. In connection with the issuance of transition bonds in October 2001, the Company was required to establish restricted cash accounts to collateralize the bonds that were issued in this financing transaction. These restricted cash accounts are classified as long-term as they are not available for withdrawal until the maturity of the bonds. Cash and Cash Equivalents does not include restricted cash. For additional information regarding the securitization financing, see Note 4(a).

 (O) NEW ACCOUNTING PRONOUNCEMENTS

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations" (SFAS No. 141). SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being transferred to goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. The Company adopted the provisions of the statement which apply to goodwill and intangible assets acquired prior to June 30, 2001 on January 1, 2002. The adoption of SFAS No. 141 did not have any impact on the Company's historical results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires the fair value of an asset retirement obligation to be recognized as a liability is incurred and capitalized as part of the cost of the related tangible long-lived assets. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which a legal obligation exists under enacted laws, statutes and written or oral contracts, including obligations arising under the doctrine of promissory estoppel. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. SFAS No. 143 requires entities to

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES record a cumulative effect of change in accounting principle in the income statement in the period of adoption. The Company adopted SFAS No. 143 on January 1, 2003.

     The Company has completed an assessment of the applicability and implications of SFAS No. 143. As a result of the assessment, the Company has identified retirement obligations for nuclear decommissioning at the South Texas Nuclear Project (South Texas Project) and for lignite mine operations at the Jewett mine supplying the Limestone electric generation facility. Nuclear decommissioning and the lignite mine have recorded liabilities under the Company's previous method of accounting. Liabilities recorded for estimated nuclear decommissioning obligations were $138 million and $140 million at December 31, 2001 and 2002, respectively. Liabilities recorded for estimated lignite mine reclamation costs were $28 million and $40 million at December 31, 2001 and 2002, respectively. The Company has also identified other asset retirement obligations that cannot be calculated because the assets associated with the retirement obligations have an indeterminate life. The Company used an expected cash flow approach to measure its asset retirement obligations under SFAS No. 143.

     The following amounts represent the Company's asset retirement obligations on a pro-forma basis as if SFAS No. 143 had been applied during all respective periods.

                                                                 DECEMBER 31, 2001
                                                              -----------------------
                                                              AS REPORTED   PRO-FORMA
                                                              -----------   ---------
                                                                   (IN MILLIONS)
Nuclear decommissioning.....................................    $137.5       $178.2
Jewett lignite mine.........................................      28.4          2.2
                                                                ------       ------
  Total.....................................................    $165.9       $180.4
                                                                ======       ======

                                                                 DECEMBER 31, 2002
                                                              -----------------------
                                                              AS REPORTED   PRO-FORMA
                                                              -----------   ---------
                                                                   (IN MILLIONS)
Nuclear decommissioning.....................................    $139.7       $186.7
Jewett lignite mine.........................................      39.7          3.8
                                                                ------       ------
  Total.....................................................    $179.4       $190.5
                                                                ======       ======

     The net difference between the amounts determined under SFAS No. 143 and the Company's previous method of accounting for estimated nuclear decommissioning costs of $16 million will be recorded as a liability. The net difference between the amounts determined under SFAS No. 143 and the Company's previous method of accounting for estimated mine reclamation costs of $37 million will be recorded as a cumulative effect of accounting change.

     The Company's rate-regulated businesses have previously recognized removal costs as a component of depreciation expense in accordance with regulatory treatment. As of December 31, 2002, these previously recognized removal costs of $618 million do not represent SFAS No. 143 asset retirement obligations, but rather embedded regulatory liabilities. The Company's non-rate regulated businesses have also previously recognized removal costs as component of depreciation expense. Upon adoption of SFAS No. 143, the Company will reverse $115 million of previously recognized removal costs with respect to these non-rate regulated businesses as a cumulative effect of accounting change.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     The following represents the pro-forma effect on the Company's operations for 2002 as if the Company had adopted SFAS No. 143 on January 1, 2002. The adoption of SFAS No. 143 would have had no income statement effect in 2000 and 2001 due to the regulatory recovery of the costs in those years. Amounts are expressed in thousands except per share data.

                                                                 2002
                                                              -----------
Income from Continuing Operations as reported...............  $   366,327
Pro-forma Income from Continuing Operations.................  $   374,062
Net loss as reported........................................  $(3,920,234)
Pro-forma net loss..........................................  $(3,912,499)
DILUTED EARNINGS PER SHARE:
Income from Continuing Operations as reported...............  $      1.22
Pro-forma Income from Continuing Operations.................  $      1.25
Net loss as reported........................................  $    (13.08)
Pro-forma net loss..........................................  $    (13.06)

     In August 2001, the FASB issued SFAS No. 144. SFAS No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS No. 144 supercedes SFAS No. 121 and APB Opinion No. 30, while retaining many of the requirements of these two statements. Under SFAS No. 144, assets held for sale that are a component of an entity will be included in discontinued operations if the operations and cash flows will be or have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations prospectively. SFAS No. 144 did not materially change the methods used by the Company to measure impairment losses on long-lived assets but may result in more future dispositions being reported as discontinued operations than would previously have been permitted. The Company adopted SFAS No. 144 on January 1, 2002. Adoption of SFAS No. 144 also resulted in the retroactive reclassification of the Company's Latin America operations as discussed in Note 2.

     In April 2002, the FASB issued SFAS No. 145. SFAS No. 145 eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent. SFAS No. 145 also requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for as a sale-leaseback transaction. The changes related to debt extinguishment are effective for fiscal years beginning after May 15, 2002, and the changes related to lease accounting are effective for transactions occurring after May 15, 2002. The Company has applied this guidance prospectively as it relates to lease accounting and will apply the accounting provision related to debt extinguishment in 2003. During 2002, the Company recorded a $26 million loss on the early extinguishment of debt related to CenterPoint Houston's $850 million term loan and the repurchase of $175 million of the Company's pollution control bonds.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS No. 146). SFAS No. 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" (EITF No. 94-3). The principal difference between SFAS No. 146 and EITF No. 94-3 relates to the requirements for recognition of a liability for costs associated with an exit or disposal activity. SFAS No. 146 requires that a liability be recognized for a cost associated with an exit or disposal activity when it is incurred. A liability is incurred when a transaction or event occurs that leaves an entity little or no discretion to avoid the future transfer or use of assets to settle the liability. Under EITF No. 94-3, a liability

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES for an exit cost was recognized at the date of an entity's commitment to an exit plan. In addition, SFAS No. 146 also requires that a liability for a cost associated with an exit or disposal activity be recognized at its fair value when it is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002 with early application encouraged. The Company will apply the provisions of SFAS No. 146 to all exit or disposal activities initiated after December 31, 2002.

     In November 2002, the FASB issued FASB Interpretation No. (FIN) 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of certain guarantees. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued. The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure provisions of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 is not expected to materially affect the Company's consolidated financial statements. The Company has adopted the additional disclosure provisions of FIN 45 in its consolidated financial statements as of December 31, 2002.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure -- an Amendment of SFAS No. 123" (SFAS No. 148). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The Company currently accounts for its stock-based compensation awards to employees and directors under the accounting prescribed by APB Opinion No. 25 and provides the disclosures required by SFAS No. 123. The Company will continue to account for its stock-based compensation awards to employees and directors under the accounting prescribed by APB Opinion No. 25 and has adopted the additional disclosure provisions of SFAS No. 148 in its consolidated financial statements as of December 31, 2002. (See Note 11).

     In January 2003, the FASB issued FIN 46 "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (FIN 46). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a material impact on its results of operations and financial condition.

     See Note 5 for a discussion of the Company's adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133) on January 1, 2001 and adoption of subsequent cleared guidance. See Note 3(d) for a discussion of the Company's adoption of SFAS No. 142 on January 1, 2002.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(4) REGULATORY MATTERS

 (A) TEXAS ELECTRIC RESTRUCTURING LAW AND DISCONTINUANCE OF SFAS NO. 71 FOR ELECTRIC GENERATION OPERATIONS

     In June 1999, the Texas legislature adopted the Texas electric restructuring law, which substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail electric competition. Retail pilot projects allowing competition for up to 5% of each utility's load in all customer classes began in the third quarter of 2001, and retail electric competition for all other customers began in January 2002. In preparation for competition, the Company made significant changes in the electric utility operations it conducts through its former electric utility division, Reliant Energy HL&P (now CenterPoint Houston). In addition, the Texas Utility Commission issued a number of new rules and determinations in implementing the Texas electric restructuring law.

     The Texas electric restructuring law defined the process for competition and created a transition period during which most utility rates were frozen at rates not in excess of their then-current levels. The Texas electric restructuring law provided for utilities to recover their generation related stranded costs and regulatory assets (as defined in the Texas electric restructuring law).

     Unbundling. As of January 1, 2002, electric utilities in Texas such as CenterPoint Houston unbundled their businesses in order to separate power generation, transmission and distribution, and retail activities into different units. Pursuant to the Texas electric restructuring law, the Company submitted a plan in January 2000 that was later amended and updated to accomplish the required separation (the business separation plan). The transmission and distribution business continues to be subject to cost-of-service rate regulation and is responsible for the delivery of electricity to retail customers. The Company transferred the Texas generation facilities that were formerly part of Reliant Energy HL&P (Texas generation business) to Texas Genco in connection with the Restructuring. As a result of these changes, the Company's Texas generation operations are no longer conducted as part of an integrated utility and comprise a new business segment, Electric Generation. Additionally, these operations will not be part of the Company's business if they are acquired in 2004 by Reliant Resources pursuant to an option agreement described below or they are otherwise sold.

     Generation. Power generators began selling electric energy to wholesale purchasers, including retail electric providers, at unregulated prices on January 1, 2002. To facilitate a competitive market, each power generation company affiliated with a transmission and distribution utility is required to sell at auction 15% of the output of its installed generating capacity. The first auction was held in September 2001 for power delivered beginning January 1, 2002. This obligation continues until January 1, 2007 unless before that date the Texas Utility Commission determines that at least 40% of the quantity of electric power consumed in 2000 by residential and small commercial load in the electric utility's service area is being served by retail electric providers other than an affiliated or formerly affiliated retail electric provider. Texas Genco plans to auction all of its remaining capacity (less approximately 10% withheld to provide for unforeseen outages) during the time period prior to Reliant Resources' exercise of the Texas Genco Option discussed below. Pursuant to the business separation plan, Reliant Resources is entitled to purchase, at prices established in these auctions, 50% (but no less than 50%) of the remaining capacity, energy and ancillary services auctioned by Texas Genco. Sales to Reliant Resources represented approximately 66% of Texas Genco's total revenues in 2002.

     Transmission and Distribution Rates. All retail electric providers in CenterPoint Houston's service area pay the same rates and other charges for transmission and distribution services.

     CenterPoint Houston's distribution rates charged to retail electric providers are generally based on amounts of energy delivered. Transmission rates charged to other distribution companies are based on amounts of energy transmitted under "postage stamp" rates that do not vary with the distance the energy is being transmitted. All distribution companies in ERCOT pay CenterPoint Houston the same rates and other charges for transmission services. The transmission and distribution rates for CenterPoint Houston have been

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES in effect since January 1, 2002, when electric competition began. This regulated delivery charge includes the transmission and distribution rate (which includes costs for nuclear decommissioning and municipal franchise fees), a system benefit fund fee imposed by the Texas electric restructuring law, a transition charge associated with securitization of regulatory assets and an excess mitigation credit imposed by the Texas Utility Commission.

     Stranded Costs. CenterPoint Houston will be entitled to recover its stranded costs (the excess of net regulatory book value of generation assets (as defined by the Texas electric restructuring law) over the market value of those assets) and its regulatory assets related to generation. The Texas electric restructuring law prescribes specific methods for determining the amount of stranded costs and the details for their recovery. During the transition period to deregulation (the Transition Period), which included 1998 and the first six months of 1999, and extending through the base rate freeze period from July 1999 through 2001, the Texas electric restructuring law provided that earnings above a stated overall annual rate of return on invested capital be used to recover the Company's investment in generation assets (Accelerated Depreciation). In addition, during the Transition Period, the redirection of depreciation expense to generation assets that CenterPoint Houston would otherwise apply to transmission, distribution and general plant assets was permitted for regulatory purposes (Redirected Depreciation). Please read the discussion of the accounting treatment for depreciation for financial reporting purposes below under "-- Accounting." The Company cannot predict the amount, if any, of these costs that may not be recovered.

     In accordance with the Texas electric restructuring law, beginning on January 1, 2002, and ending December 31, 2003, any difference between market power prices received in the generation capacity auctions mandated by the Texas electric restructuring law and the Texas Utility Commission's earlier estimates of those prices will be included in the 2004 stranded cost true-up proceeding, as further discussed below. This component of the true-up is intended to ensure that neither the customers nor the Company is disadvantaged economically as a result of the two-year transition period by providing this pricing structure.

     On October 24, 2001, CenterPoint Energy Transition Bond Company, LLC (Bond Company), a Delaware limited liability company and direct wholly owned subsidiary of CenterPoint Houston, issued $749 million aggregate principal amount of its Series 2001-1 Transition Bonds pursuant to a financing order of the Texas Utility Commission. Classes of the bonds have final maturity dates of September 15, 2007, September 15, 2009, September 15, 2011 and September 15, 2015, and bear interest at rates of 3.84%, 4.76%, 5.16% and 5.63%, respectively. Scheduled payments on the bonds are from 2002 through 2013. Net proceeds to the Bond Company from the issuance were $738 million. The Bond Company paid CenterPoint Houston $738 million for the transition property. Proceeds were used for general corporate purposes, including the repayment of indebtedness.

     The Transition Bonds are secured primarily by the "transition property," which includes the irrevocable right to recover, through non-bypassable transition charges payable by certain retail electric customers, the qualified costs of CenterPoint Houston authorized by the financing order. The holders of the Bond Company's bonds have no recourse to any assets or revenues of CenterPoint Houston, and the creditors of CenterPoint Houston have no recourse to any assets or revenues (including, without limitation, the transition charges) of the Bond Company. CenterPoint Houston has no payment obligations with respect to the Transition Bonds except to remit collections of transition charges as set forth in a servicing agreement between CenterPoint Houston and the Bond Company and in an intercreditor agreement among CenterPoint Houston, the Bond Company and other parties.

     The non-bypassable transition charges are required by the financing order to be trued-up annually, effective November 1, for the term of the transition charge. CenterPoint Houston filed an annual true-up with the Texas Utility Commission on August 2, 2002 for transition charges that became effective November 1, 2002.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Costs associated with nuclear decommissioning will continue to be subject to cost-of-service rate regulation and are included in a charge to transmission and distribution customers. For further discussion of the effect of the business separation plan on funding of the nuclear decommissioning trust fund, see Note 4(b).

     True-Up Proceeding. The Texas electric restructuring law and current Texas Utility Commission implementation guidance provide for a true-up proceeding to be initiated in or after January 2004. The purpose of the true-up proceeding is to quantify and reconcile the amount of stranded costs, the capacity auction true-up, unreconciled fuel costs (see Note 3(e)), and other regulatory assets associated with CenterPoint Houston's former electric generating operations that were not previously securitized through the Transition Bonds. The 2004 true-up proceeding will result in either additional charges being assessed on or credits being issued to certain retail electric customers. The Company appealed the Texas Utility Commission's true-up rule on the basis that there are no negative stranded costs, that the Company should be allowed to collect interest on stranded costs, and that the premium on the partial stock valuation applies to only the equity of Texas Genco, not equity plus debt. The Texas court of appeals issued a decision on February 6, 2003 upholding the rule in part and reversing in part. The court ruled that there are no negative stranded costs and that the premium on the partial stock valuation applies only to equity. The court upheld the Texas Utility Commission's rule that interest on stranded costs begins upon the date of the final true-up order. On February 21, 2003, the Company filed a motion for rehearing on the issue that interest on amounts determined in the true-up proceeding should accrue from an earlier date . The Company has not accrued interest in its consolidated financial statements, but estimates that interest could be material. If the court of appeals denies the Company's motion, then the Company will have 45 days to appeal to the Texas Supreme Court. The Company has not decided what action, if any, it will take if the motion for rehearing is denied.

     Accounting. Historically, the Company has applied the accounting policies established in SFAS No. 71. Effective June 30, 1999, the Company applied SFAS No. 101 to Texas Genco.

     In 1999, the Company evaluated the effects that the Texas electric restructuring law would have on the recovery of its generation related regulatory assets and liabilities. The Company determined that a pre-tax accounting loss of $282 million existed because it believes only the economic value of its generation related regulatory assets (as defined by the Texas electric restructuring law) will be recoverable. Therefore, the Company recorded a $183 million after-tax extraordinary loss in the fourth quarter of 1999. Pursuant to EITF Issue No. 97-4 "Deregulation of the Pricing of
Electricity -- Issues Related to the Application of FASB Statements No. 71 and No. 101" (EITF No. 97-4), the remaining recoverable regulatory assets are now associated with the transmission and distribution portion of the Company's electric utility business. For details regarding the Company's regulatory assets, see Note 3(e).

     At June 30, 1999, the Company performed an impairment test of its previously regulated electric generation assets pursuant to SFAS No. 121 on a plant specific basis. Under SFAS No. 121, an asset is considered impaired, and should be written down to fair value, if the future undiscounted net cash flows expected to be generated by the use of the asset are insufficient to recover the carrying amount of the asset. For assets that are impaired pursuant to SFAS No. 121, the Company determined the fair value for each generating plant by estimating the net present value of future cash flows over the estimated life of each plant. The difference between fair value and net book value was recorded as a reduction in the current book value. The Company determined that $797 million of electric generation assets were impaired in 1999. Of this amount, $745 million related to the South Texas Project and $52 million related to two gas-fired generation plants. The Texas electric restructuring law provides for recovery of this impairment through regulated cash flows during the transition period and through charges to transmission and distribution customers. As such, a regulatory asset was recorded for an amount equal to the impairment loss and was included on the Company's Consolidated Balance Sheets as a regulatory asset. The Company recorded amortization expense related to the

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES recoverable impaired plant costs and other assets created from discontinuing SFAS No. 71 of $221 million during the six months ended December 31, 1999, $329 million in 2000 and $247 million in 2001.

     The impairment analysis requires estimates of possible future market prices, load growth, competition and many other factors over the lives of the plants. The resulting impairment loss is highly dependent on these underlying assumptions. In addition, after January 10, 2004, CenterPoint Houston must finalize and reconcile stranded costs (as defined by the Texas electric restructuring law) in a filing with the Texas Utility Commission. Any positive difference between the regulatory net book value and the fair market value of the generation assets (as defined by the Texas electric restructuring law) will be collected through future charges. Any overmitigation of stranded costs may be refunded by a reduction in future charges. This final reconciliation allows alternative methods of third party valuation of the fair market value of these assets, including outright sale, stock valuations and asset exchanges.

     In order to reduce potential exposure to stranded costs related to generation assets, CenterPoint Houston recognized Redirected Depreciation of $195 million and $99 million in 1998 and for the six months ended June 30, 1999, respectively, for regulatory and financial reporting purposes. This redirection was in accordance with the Company's Transition Plan. Subsequent to June 30, 1999, Redirected Depreciation expense could no longer be recorded by the Company's electric generation business for financial reporting purposes as these operations are no longer accounted for under SFAS No. 71. During the six months ended December 31, 1999 and during 2000 and 2001, $99 million, $218 million and $230 million in depreciation expense, respectively, was redirected from transmission and distribution for regulatory and financial reporting purposes and was established as an embedded regulatory asset included in transmission and distribution related plant and equipment balances. As of December 31, 2001, the cumulative amount of Redirected Depreciation for regulatory purposes was $841 million, prior to the effects of the October 3, 2001 order discussed below.

     Additionally, as allowed by the Texas Utility Commission, in an effort to further reduce potential exposure to stranded costs related to generation assets, CenterPoint Houston recorded Accelerated Depreciation of $194 million and $104 million in 1998 and for the six months ended June 30, 1999, respectively, for regulatory and financial reporting purposes. Accelerated Depreciation expense was recorded in accordance with the Company's Transition Plan during this period. Subsequent to June 30, 1999, Accelerated Depreciation expense could no longer be recorded by the Company's electric generation business for financial reporting purposes, as these operations are no longer accounted for under SFAS No. 71. During the six months ended December 31, 1999 and during 2000 and 2001, $179 million, $385 million and $264 million, respectively, of Accelerated Depreciation was recorded for regulatory reporting purposes, reducing the regulatory book value of the Company's electric generation assets.

     The Texas Utility Commission issued a final order on October 3, 2001 (October 3, 2001 Order) that established the transmission and distribution utility rates that became effective in January 2002. In this Order, the Texas Utility Commission found that CenterPoint Houston had overmitigated its stranded costs by redirecting transmission and distribution depreciation and by accelerating depreciation of generation assets as provided under the Transition Plan and Texas electric restructuring law. As a result of the October 3, 2001 Order, CenterPoint Houston was required to reverse the $841 million embedded regulatory asset related to Redirected Depreciation, thereby reducing the net book value of transmission and distribution assets. CenterPoint Houston was required to record a regulatory liability of $1.1 billion related to Accelerated Depreciation. The October 3, 2001 Order requires this amount to be refunded through excess mitigation credits to certain retail electric customers during a seven-year period which began in January 2002.

     As of December 31, 2002, in contemplation of the 2004 true-up proceeding, CenterPoint Houston has recorded a regulatory asset of $2.0 billion representing the estimated future recovery of previously incurred stranded costs, which includes $1.1 billion of previously recorded Accelerated Depreciation plus Redirected Depreciation, both reversed in 2001. Offsetting this regulatory asset is a $969 million regulatory liability to refund the excess mitigation to ratepayers. This estimated recovery is based upon current projections of the

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES market value of the Company's Texas generation assets to be covered by the 2004 true-up proceeding calculations. The regulatory liability reflects a current refund obligation arising from prior mitigation of stranded costs deemed excessive by the Texas Utility Commission. CenterPoint Houston began refunding excess mitigation credits with January 2002 bills. These credits are to be refunded over a seven-year period. Because accounting principles generally accepted in the United States of America require CenterPoint Houston to estimate fair market values in advance of the final reconciliation, the financial impacts of the Texas electric restructuring law with respect to the final determination of stranded costs in the 2004 true-up proceeding are subject to material changes. Factors affecting such changes may include estimation risk, uncertainty of future energy and commodity prices and the economic lives of the plants. If events were to occur that made the recovery of some of the remaining generation related regulatory assets no longer probable, the Company would write off the unrecoverable balance of such assets as a charge against earnings.

 (B) AGREEMENTS RELATED TO TEXAS GENERATING ASSETS

     Pursuant to the business separation plan, on January 6, 2003, the Company distributed approximately 19% of Texas Genco's 80 million outstanding shares of common stock to its shareholders in order to establish a public market value for shares of that stock which will be used in 2004 to calculate how much CenterPoint Houston will be able to recover as stranded costs. Reliant Resources has an option to purchase the Company's remaining 81% interest in Texas Genco (Texas Genco Option). The Texas Genco Option may be exercised between January 10, 2004 and January 24, 2004. The per share exercise price under the option will be the average daily closing price on the applicable national exchange for publicly held shares of common stock of Texas Genco for the 30 consecutive trading days with the highest average closing price during the 120 trading days immediately preceding January 10, 2004, plus a control premium, up to a maximum of 10%, to the extent a control premium is included in the valuation determination made by the Texas Utility Commission relating to the market value of Texas Genco's common stock equity. The exercise price is also subject to adjustment based on the difference between the cash dividends paid during the period there is a public ownership interest in Texas Genco and Texas Genco's earnings during that period. Reliant Resources has agreed that if it exercises the Texas Genco Option and purchases the shares of Texas Genco common stock, Reliant Resources will also purchase all notes and other receivables from Texas Genco then held by CenterPoint Energy, at their principal amount plus accrued interest. Similarly, if Texas Genco holds notes or receivables from the Company, Reliant Resources will assume those obligations in exchange for a payment to Reliant Resources by the Company of an amount equal to the principal plus accrued interest. Exercise of the Texas Genco Option by Reliant Resources will be subject to various regulatory approvals, including Hart-Scott-Rodino antitrust clearance and United States Nuclear Regulatory Commission (NRC) license transfer approval.

     Texas Genco is the beneficiary of the decommissioning trust that has been established to provide funding for decontamination and decommissioning of a nuclear electric generation station in which Texas Genco owns a 30.8% interest (see Note 6). CenterPoint Houston collects through rates or other authorized charges to its electric utility customers amounts designated for funding the decommissioning trust, and pays the amounts to Texas Genco. Texas Genco in turn deposits these amounts into the decommissioning trust. Upon decommissioning of the facility, in the event funds from the trust are inadequate, CenterPoint Houston or its successor will be required to collect through rates or other authorized charges to customers as contemplated by the Texas Utilities Code all additional amounts required to fund Texas Genco's obligations relating to the decommissioning of the facility. Following the completion of the decommissioning, if surplus funds remain in the decommissioning trust, the excess will be refunded to the ratepayers of CenterPoint Houston or its successor.

 (C) CENTERPOINT HOUSTON REGULATORY FILINGS

     CenterPoint Houston and Texas Genco filed their joint application to reconcile fuel revenues and expenses with the Texas Utility Commission on July 1, 2002. This final fuel reconciliation filing covers

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES reconcilable fuel revenue, fuel expense and interest of approximately $8.5 billion incurred from August 1, 1997 through January 30, 2002. Also included in this amount is an under-recovery of $94 million, which was the balance at July 31, 1997 as approved in CenterPoint Houston's last fuel reconciliation. On January 28, 2003, a settlement agreement was reached under which it was agreed that certain items totaling $24 million were written off during the fourth quarter of 2002 and items totaling $203 million will be carried forward for resolution by the Texas Utility Commission in late 2003 or early 2004.

 (D) ARKLA RATE CASE

     In November 2001, CenterPoint Energy Arkla (Arkla) filed a rate request in Arkansas seeking rates to yield approximately $47 million in additional annual gross revenue. In August 2002, a settlement was approved by the Arkansas Public Service Commission (APSC) that is expected to result in an increase in base rates of approximately $32 million annually. In addition, the APSC approved a gas main replacement surcharge that is expected to provide $2 million of additional gross revenue in 2003 and additional amounts in subsequent years. The new rates included in the final settlement were effective with all bills rendered on and after September 21, 2002.

 (E) OKLAHOMA RATE CASE

     In May 2002, Arkla filed a request in Oklahoma to increase its base rates by $13.7 million annually. In December 2002, a settlement was approved by the Oklahoma Corporation Commission that is expected to result in an increase in base rates of approximately $7.3 million annually. The new rates included in the final settlement were effective with all bills rendered on and after December 29, 2002.

(5) DERIVATIVE INSTRUMENTS

     Effective January 1, 2001, the Company adopted SFAS No. 133, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This statement requires that derivatives be recognized at fair value in the balance sheet and that changes in fair value be recognized either currently in earnings or deferred as a component of other comprehensive income, depending on the intended use of the derivative instrument as hedging
(a) the exposure to changes in the fair value of an asset or liability (Fair Value Hedge) or (b) the exposure to variability in expected future cash flows (Cash Flow Hedge) or (c) the foreign currency exposure of a net investment in a foreign operation. For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period it occurs.

     Adoption of SFAS No. 133 on January 1, 2001 resulted in an after-tax increase in net income of $59 million and a cumulative after-tax increase in accumulated other comprehensive income of $38 million. The adoption also increased current assets, long-term assets, current liabilities and long-term liabilities by approximately $88 million, $5 million, $53 million and $2 million, respectively, in the Company's Consolidated Balance Sheet.

     The Company is exposed to various market risks. These risks arise from transactions entered into in the normal course of business. The Company utilizes derivative financial instruments such as physical forward contracts, swaps and options (Energy Derivatives) to mitigate the impact of changes and cash flows of its natural gas businesses on its operating results and cash flows.

 (A) NON-TRADING ACTIVITIES.

     Cash Flow Hedges. To reduce the risk from market fluctuations associated with purchased gas costs, the Company enters into energy derivatives in order to hedge certain expected purchases and sales of natural gas (non-trading energy derivatives). The Company applies hedge accounting for its non-trading energy

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES derivatives utilized in non-trading activities only if there is a high correlation between price movements in the derivative and the item designated as being hedged. The Company analyzes its physical transaction portfolio to determine its net exposure by delivery location and delivery period. Because the Company's physical transactions with similar delivery locations and periods are highly correlated and share similar risk exposures, the Company facilitates hedging for customers by aggregating physical transactions and subsequently entering into non-trading energy derivatives to mitigate exposures created by the physical positions.

     During 2002, no hedge ineffectiveness was recognized in earnings from derivatives that are designated and qualify as Cash Flow Hedges. No component of the derivative instruments' gain or loss was excluded from the assessment of effectiveness. If it becomes probable that an anticipated transaction will not occur, the Company realizes in net income the deferred gains and losses recognized in accumulated other comprehensive loss. During the year ended December 31, 2002, there was a $0.9 million deferred loss recognized in earnings as a result of the discontinuance of cash flow hedges because it was no longer probable that the forecasted transaction would occur. Once the anticipated transaction occurs, the accumulated deferred gain or loss recognized in accumulated other comprehensive loss is reclassified and included in the Company's Statements of Consolidated Operations under the caption "Natural Gas and Purchased Power." Cash flows resulting from these transactions in non-trading energy derivatives are included in the Statements of Consolidated Cash Flows in the same category as the item being hedged. As of December 31, 2002, the Company expects $1 million in accumulated other comprehensive loss to be reclassified into net income during the next twelve months.

     The maximum length of time the Company is hedging its exposure to the variability in future cash flows for forecasted transactions on existing financial instruments is primarily two years with a limited amount of exposure up to five years. The Company's policy is not to exceed five years in hedging its exposure.

     Interest Rate Swaps. As of December 31, 2002, the Company had outstanding interest rate swaps with an aggregate notional amount of $750 million to fix the interest rate applicable to floating rate short-term debt. These swaps do not qualify as cash flow hedges under SFAS No. 133, and are marked to market in the Company's Consolidated Balance Sheets with changes reflected in interest expense in the Statements of Consolidated Operations. During the year ended December 31, 2002, the Company settled its forward-starting interest rate swaps having an aggregate notional amount of $1.5 billion at a cost of $156 million. The Company has designated and accounted for the forward-interest rate swaps as a cash flow hedge of the Company's exposure to variability in future interest payments on fixed rate debt the Company anticipates issuing. Accordingly, the Company recorded the $156 million cost in other comprehensive income, which will be amortized into interest expense in the same period during which the forecasted interest payments affect earnings. The Company assesses and measures the hedging relationship on a quarterly basis by comparing the critical terms of the forward starting interest rate swaps with the expected terms of the forecasted debt issuance as well as evaluating the probability of the underlying interest payments occurring. The Company reclassified approximately $36 million in 2002 as a result of interest payments it believes are no longer probable of occurring for certain periods.

  (B) CREDIT RISKS.

     In addition to the risk associated with price movements, credit risk is also inherent in the Company's non-trading derivative activities. Credit risk relates to the risk of loss resulting from non-performance of

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES contractual obligations by a counterparty. The following table shows the composition of the non-trading derivative assets of the Company as of December 31, 2001 and 2002:

                                                        DECEMBER 31, 2001       DECEMBER 31, 2002
                                                       -------------------   -----------------------
                                                       INVESTMENT            INVESTMENT
NON-TRADING DERIVATIVE ASSETS                          GRADE(1)(2)   TOTAL   GRADE(1)(2)   TOTAL (3)
-----------------------------                          -----------   -----   -----------   ---------
                                                                       (IN MILLIONS)
Energy marketers.....................................      $ 9        $ 9        $ 7          $22
Financial institutions...............................       --         --          9            9
                                                           ---        ---        ---          ---
  Total..............................................      $ 9        $ 9        $16          $31
                                                           ===        ===        ===          ===

---------------

(1) "Investment Grade" is primarily determined using publicly available credit ratings along with the consideration of credit support (such as parent company guarantees) and collateral, which encompass cash and standby letters of credit.

(2) For unrated counterparties, the Company performs financial statement analysis, considering contractual rights and restrictions and collateral, to create a synthetic credit rating.

(3) The $22 million non-trading derivative asset includes a $15 million asset due to trades with Reliant Energy Services, Inc. (Reliant Energy Services) an affiliate until the date of the Reliant Resources Distribution. As of December 31, 2002, Reliant Energy Services did not have an Investment Grade rating.

  (C) GENERAL POLICY.

     The Company has established a Risk Oversight Committee comprised of corporate and business segment officers that oversees all commodity price and credit risk activities, including the Company's trading, marketing, risk management services and hedging activities. The committee's duties are to establish the Company's commodity risk policies, allocate risk capital within limits established by the Company's board of directors, approve trading of new products and commodities, monitor risk positions and ensure compliance with the Company's risk management policies and procedures and trading limits established by the Company's board of directors.

     The Company's policies prohibit the use of leveraged financial instruments. A leveraged financial instrument, for this purpose, is a transaction involving a derivative whose financial impact will be based on an amount other than the notional amount or volume of the instrument.

(6) JOINTLY OWNED ELECTRIC UTILITY PLANT

     Texas Genco owns a 30.8% interest in the South Texas Project, which consists of two 1,250 MW nuclear generating units and bears a corresponding 30.8% share of capital and operating costs associated with the project. The South Texas Project is owned as a tenancy in common among Texas Genco and three other co-owners, with each owner retaining its undivided ownership interest in the two generating units and the electrical output from those units. Texas Genco is severally liable, but not jointly liable, for the expenses and liabilities of the South Texas Project. Texas Genco and the three other co-owners organized the STP Nuclear Operating company (STPNOC) to operate and maintain the South Texas Project. STPNOC is managed by a board of directors comprised of one director appointed by each of the four co-owners, along with the chief executive officer of STPNOC. Texas Genco's share of direct expenses of the South Texas Project is included in the corresponding operating expense categories in the accompanying consolidated financial statements. As of December 31, 2001, the total utility plant in service and construction work in progress for the total South Texas Project was $5.8 billion and $120 million, respectively. As of December 31, 2002, the total utility plant in service and construction work in progress for the total South Texas Project was $5.8 billion and

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

$158 million, respectively. As of December 31, 2001 and 2002, Texas Genco's investment in the South Texas Project was $316 million and $323 million, respectively, (net of $2.2 billion accumulated depreciation which includes an impairment loss recorded in 1999 of $745 million). For additional information regarding the impairment loss, see Note 4(a). As of December 31, 2001 and 2002, Texas Genco's investment in nuclear fuel was $35 million (net of $286 million amortization) and $42 million (net of $302 million amortization), respectively.

(7) INDEXED DEBT SECURITIES (ACES AND ZENS) AND AOL TIME WARNER SECURITIES

  (A) ORIGINAL INVESTMENT IN TIME WARNER SECURITIES

     In 1995, the Company sold a cable television subsidiary to Time Warner Inc.(TW) and received TW convertible preferred stock (TW Preferred) as consideration. On July 6, 1999, the Company converted its 11 million shares of TW Preferred into 45.8 million shares of Time Warner common stock (TW Common). Prior to the conversion, the Company's investment in the TW Preferred was accounted for under the cost method at a value of $990 million in the Company's Consolidated Balance Sheets. The TW Preferred which was redeemable after July 6, 2000, had an aggregate liquidation preference of $100 per share (plus accrued and unpaid dividends), was entitled to annual dividends of $3.75 per share until July 6, 1999 and was convertible by the Company. Effective on the conversion date, the shares of TW Common were classified as trading securities under SFAS No. 115 and an unrealized gain was recorded in the amount of $2.4 billion ($1.5 billion after-tax) to reflect the cumulative appreciation in the fair value of the Company's investment in Time Warner securities. Unrealized gains and losses resulting from changes in the market value of the TW Common (now AOL TW Common) are recorded in the Company's Statements of Consolidated Operations.

  (B) ACES

     In July 1997, in order to monetize a portion of the cash value of its investment in TW Preferred, the Company issued 22.9 million of its unsecured 7% Automatic Common Exchange Securities (ACES) having an original principal amount of $1.052 billion and maturing July 1, 2000. The market value of ACES was indexed to the market value of TW Common. On the July 1, 2000 maturity date, the Company tendered 37.9 million shares of TW Common to fully settle its obligations in connection with its unsecured 7% ACES having a value of $2.9 billion.

  (C) ZENS

     On September 21, 1999, the Company issued approximately 17.2 million of its 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (ZENS) having an original principal amount of $1.0 billion. The principal amount per ZENS will increase each quarter to the extent that the sum of the quarterly cash dividends and the interest paid during a quarter on the reference shares attributable to one ZENS is less than $.045, so that the annual yield to investors is not less than 2.309%. At December 31, 2002, 14.4 million ZENS were outstanding. At maturity the holders of the ZENS will receive in cash the higher of the original principal amount of the ZENS (subject to adjustment as discussed above) or an amount based on the then-current market value of AOL TW Common, or other securities distributed with respect to AOL TW Common (1.5 shares of AOL TW Common and such other securities, if any, are referred to as reference shares). Each ZENS has a principal amount of $58.25, and is exchangeable at any time at the option of the holder for cash equal to 95% (100% in some cases) of the market value of the reference shares attributable to one ZENS. The Company pays interest on each ZENS at an annual rate of 2% plus the amount of any quarterly cash dividends paid in respect of the quarterly interest period on the reference shares attributable to each ZENS. Subject to some conditions, the Company has the right to defer interest payments from time to time on the ZENS for up to 20 consecutive quarterly periods. As of December 31, 2002, no interest payments on the ZENS had been deferred.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     In 2002, holders of approximately 16% of the 17.2 million ZENS originally issued exercised their right to exchange their ZENS for cash, resulting in aggregate cash payments by CenterPoint Energy of approximately $45 million.

     A subsidiary of the Company owns shares of AOL TW Common and elected to liquidate a portion of such holdings to facilitate the Company's making the cash payments for the ZENS exchanged in 2002. In connection with the exchanges in 2002, the Company received net proceeds of approximately $43 million from the liquidation of approximately 4.1 million shares of AOL TW Common at an average price of $10.56 per share. The Company now holds 21.6 million shares of AOL TW Common which are classified as trading securities under SFAS No. 115 and are expected to be held to facilitate the Company's ability to meet its obligation under the ZENS.

     Prior to January 1, 2001, an increase in the market value per share of TW Common above $58.25 (subject to some adjustments) resulted in an increase in the Company's liability for the ZENS. However, as the market value per share of TW Common declined below $58.25 (subject to some adjustments), the liability for the ZENS did not decline below the original principal amount. Upon adoption of SFAS No. 133 effective January 1, 2001, the ZENS obligation was bifurcated into a debt component and a derivative component (the holder's option to receive the appreciated value of AOL TW Common at maturity). The derivative component was valued at fair value and determined the initial carrying value assigned to the debt component ($121 million) as the difference between the original principal amount of the ZENS ($1.0 billion) and the fair value of the derivative component at issuance ($879 million). Effective January 1, 2001 the debt component was recorded at its accreted amount of $122 million and the derivative component was recorded at its fair value of $788 million, as a current liability, resulting in a transition adjustment pre-tax gain of $90 million ($59 million net of tax). The transition adjustment gain was reported in the first quarter of 2001 as the effect of a change in accounting principle. Subsequently, the debt component accretes through interest charges at 17.5% annually up to the minimum amount payable upon maturity of the ZENS in 2029 (approximately $915 million) which reflects exchanges and adjustments to maintain a 2.309% annual yield, as discussed above. Changes in the fair value of the derivative component are recorded in the Company's Statements of Consolidated Operations. During 2001 and 2002, the Company recorded a loss of $70 million and $500 million, respectively, on the Company's investment in AOL TW Common. During 2001 and 2002, the Company recorded a gain of $58 million and $480 million, respectively, associated with the fair value of the derivative component of the ZENS obligation. Changes in the fair value of the AOL TW Common held by the Company are expected to substantially offset changes in the fair value of the derivative component of the ZENS.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     The following table sets forth summarized financial information regarding the Company's investment in AOL TW securities and the Company's ACES and ZENS obligations (in millions).

                                                                              DEBT      DERIVATIVE
                                                       AOL TW               COMPONENT   COMPONENT
                                                     INVESTMENT    ACES      OF ZENS     OF ZENS
                                                     ----------   -------   ---------   ----------
Balance at December 31, 1999.......................   $ 3,979     $ 2,738    $1,241       $  --
Loss (gain) on indexed debt securities.............        --         139      (241)         --
Loss on TW Common..................................      (205)         --        --          --
Settlement of ACES.................................    (2,877)     (2,877)       --          --
                                                      -------     -------    ------       -----
Balance at December 31, 2000.......................       897          --     1,000          --
Transition adjustment from adoption of SFAS No.
  133..............................................        --          --       (90)         --
Bifurcation of ZENS obligation.....................        --          --      (788)        788
Accretion of debt component of ZENS................        --          --         1          --
Gain on indexed debt securities....................        --          --        --         (58)
Loss on AOL TW Common..............................       (70)         --        --          --
                                                      -------     -------    ------       -----
Balance at December 31, 2001.......................       827          --       123         730
Accretion of debt component of ZENS................        --          --         1          --
Gain on indexed debt securities....................        --          --        --        (480)
Loss on AOL TW Common..............................      (500)         --        --          --
Liquidation of AOL TW Common.......................       (43)         --        --          --
Liquidation of ZENS, net of gain...................        --          --       (20)        (25)
                                                      -------     -------    ------       -----
Balance at December 31, 2002.......................   $   284     $    --    $  104       $ 225
                                                      =======     =======    ======       =====

(8) EQUITY

  (A) CAPITAL STOCK

     Effective with the Restructuring, all outstanding shares of Reliant Energy no par value common stock were exchanged for shares of CenterPoint Energy common stock with a par value of $0.01 per share. The capital accounts of CenterPoint Energy have been restated as of December 31, 2000 and 2001 to give effect to the change in par value per share. CenterPoint Energy has 1,020,000,000 authorized shares of capital stock, comprised of 1,000,000,000 shares of $0.01 par value common stock and 20,000,000 shares of $0.01 par value preferred stock.

  (B) PREFERRED STOCK

     On December 14, 2001, Reliant Energy redeemed all outstanding shares of its $4.00 Preferred Stock at $105 per share plus accrued dividends of $0.478 per share for a total redemption payment of $10.3 million. At December 31, 2001, Reliant Energy had 10,000,000 authorized shares of cumulative preferred stock, none of which was outstanding. At December 31, 2002, CenterPoint Energy had 20,000,000 authorized shares of preferred stock, none of which was outstanding.

  (C) PREFERENCE STOCK

     At December 31, 2001, Reliant Energy had 10,000,000 authorized shares of preference stock, none of which was outstanding for financial reporting purposes. At December 31, 2001, Reliant Energy had issued and outstanding shares of preference stock that were held by various financing subsidiaries of the Company to

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES support debt obligations of the subsidiaries to third party lenders. The aggregate amount of debt outstanding at these subsidiaries at December 31, 2001 was $2.9 billion. These shares of preference stock were cancelled in 2002 effective with the extinguishment of debt by the financing subsidiaries.

  (D) SHAREHOLDER RIGHTS PLAN

     The Company has a Shareholder Rights Plan that states that each share of its common stock includes one associated preference stock purchase right (Right) which entitles the registered holder to purchase from the Company a unit consisting of one-thousandth of a share of Series A Preference Stock. The Rights, which expire on December 11, 2011, are exercisable upon some events involving the acquisition of 20% or more of the Company's outstanding common stock. Upon the occurrence of such an event, each Right entitles the holder to receive common stock with a current market price equal to two times the exercise price of the Right. At anytime prior to becoming exercisable, the Company may repurchase the Rights at a price of $0.005 per Right. There are 700,000 shares of Series A Preference Stock reserved for issuance upon exercise of the Rights.

(9) LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                         DECEMBER 31, 2001     DECEMBER 31, 2002
                                                        -------------------   -------------------
                                                        LONG-                 LONG-
                                                         TERM    CURRENT(1)    TERM    CURRENT(1)
                                                        ------   ----------   ------   ----------
                                                                      (IN MILLIONS)
Short-term borrowings:
  Commercial paper and bank loans.....................             $2,792                $  347
  Receivables facility(2).............................                346                    --
  Other(3)............................................                391                    --
                                                                   ------                ------
     Total short-term borrowings......................              3,529                   347
                                                                   ------                ------
Long-term debt:
CenterPoint Energy:
  ZENS(4).............................................  $   --     $  123     $   --     $  104
  Debentures 7.88% due 2002...........................      --        100         --         --
  Medium-term notes and pollution control bonds 4.90%
     to 6.70% due 2003 to 2027(5)(8)..................     547         --        380        167
  Pollution control bonds 4.70% to 5.95% due 2011 to
     2030(6)..........................................   1,046        100        871         --
  Bank loan due 2005(7)...............................      --         --      3,850         --
CenterPoint Houston:
  First mortgage bonds 7.50% to 9.15% due 2021 to
     2023(8)..........................................     615         --        615         --
  Series 2001-1 Transition Bonds 3.84% to 5.63% due
     2002 to 2013(9)..................................     736         13        717         19
  Term loan, LIBOR plus 9.75%, due 2005(10)...........      --         --      1,310         --
  Debentures 7.40% due 2002...........................      --        300         --         --
CERC Corp.:(11)
  Convertible debentures 6.00% due 2012...............      82         --         76         --
  Debentures 6.38% to 8.90% due 2003 to 2011..........   1,833         --      1,331        500
Other.................................................      51          1         52          7
Unamortized discount and premium......................       5         --         (8)        13
                                                        ------     ------     ------     ------
     Total long-term debt.............................   4,915        637      9,194        810
                                                        ------     ------     ------     ------
     Total borrowings.................................  $4,915     $4,166     $9,194     $1,157
                                                        ======     ======     ======     ======

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

---------------

(1) Includes amounts due or exchangeable within one year of the date noted.

(2) In the first quarter of 2002, CERC reduced its trade receivables facility from $350 million to $150 million. Advances under the receivables facility aggregating $196 million were repaid in January 2002 with proceeds from the issuance of commercial paper and from the liquidation of short-term investments. For further discussion of the receivables facility, see Note 3(i).

(3) The $391 million of other short-term borrowings at December 31, 2001 reflects a note payable to Reliant Resources, which was repaid in 2002.

(4) Upon adoption of SFAS No. 133 effective January 1, 2001, the Company's ZENS obligation was bifurcated into a debt component and an embedded derivative component. For additional information regarding ZENS, see Note 7(c). As ZENS are exchangeable for cash at any time at the option of the holders, these notes are classified as a current portion of long-term debt.

 (5) These series of debt are secured by first mortgage bonds of CenterPoint Houston.

 (6) $527 million of these series of debt is secured by general mortgage bonds of CenterPoint Houston.

 (7) On February 28, 2003, CenterPoint Energy amended and extended the termination date of its $3.85 billion credit facility to June 30, 2005 as discussed further below. As a result of this extension, the $3.85 billion credit facility has been classified as long-term debt as of December 31, 2002 in the Consolidated Balance Sheet.

 (8) The December 31, 2001 debt balances have been reclassified to give effect to the Restructuring, which occurred on August 31, 2002.

 (9) For further discussion of the securitization financing, see Note 4(a).

(10) London inter-bank offered rate (LIBOR) has a minimum rate of 3%. This term loan is secured by general mortgage bonds of CenterPoint Houston.

(11) Debt acquired in business acquisitions is adjusted to fair market value as of the acquisition date. Included in long-term debt is additional unamortized premium related to fair value adjustments of long-term debt of $9 million and $7 million at December 31, 2001 and 2002, respectively, which is being amortized over the respective remaining term of the related long-term debt.

     During 2002, the Company recorded a $26 million loss on the early extinguishment of debt related to CenterPoint Houston's $850 million term loan and the repurchase of $175 million of the Company's pollution control bonds.

 (A) SHORT-TERM BORROWINGS

     Credit Facilities. As of December 31, 2002, CenterPoint Energy and its subsidiaries had credit facilities that provided for an aggregate of $4.2 billion in committed credit. As of December 31, 2002, such credit facilities were fully utilized in the form of letters of credit aggregating $2.5 million and loans. The weighted average interest rate on short-term borrowings at December 31, 2001 and December 31, 2002 was 2.9% and 5.4%, respectively. These interest rates exclude facility fees and other fees paid in connection with the arrangement of the bank facilities. As of December 31, 2002, cash aggregating $265 million was invested in a money market fund.

     In July 2002, the termination dates of facilities aggregating $4.7 billion were extended from July 12, 2002 to October 10, 2002. Upon the Restructuring, CenterPoint Energy became the borrower under facilities aggregating $4.3 billion, CenterPoint Houston remained the borrower under its $400 million facility and CERC Corp. remained both the borrower under its $350 million revolver and the seller under its $150 million receivables facility. The $150 million receivables facility is not recorded as a financing as it provides for the sale of receivables to third parties as discussed in Note 3(i) to the consolidated financial statements.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     On October 10, 2002, the agreements relating to $4.3 billion of bank facilities at CenterPoint Energy and $400 million of bank facilities at CenterPoint Houston were amended and extended. On November 12, 2002, $850 million of bank facilities were terminated with the proceeds of CenterPoint Houston's $1.3 billion collateralized term loan as discussed below. The remaining $3.85 billion of CenterPoint Energy's outstanding bank facilities were originally scheduled to expire on October 9, 2003, with two $600 million mandatory principal reduction payments under the facilities due on or prior to June 30, 2003. On February 28, 2003, the $3.85 billion bank facility was amended and extended as discussed below. Accordingly, the $3.85 billion of outstanding bank loans as of December 31, 2002 have been reclassified as long-term debt in the Consolidated Balance Sheet.

     As of December 31, 2002, there was $347 million borrowed under CERC's $350 million revolving credit facility. On February 28, 2003, CERC executed a commitment letter with a major bank for a $350 million, 180-day bridge facility, which is subject to the satisfaction of various closing conditions. This facility will be available for repaying borrowings under CERC's existing $350 million revolving credit facility that expires on March 31, 2003 in the event sufficient proceeds are not raised in the capital markets to repay such borrowings on or before March 31, 2003. Final terms for the bridge facility have not been established, but it is anticipated that the rates for borrowings under the facility will be LIBOR plus 450 basis points. CERC paid a commitment fee of 25 basis points on the commitment amount and will be required to pay a facility fee of 75 basis points on the amount funded and an additional 100 basis points on the amount funded and outstanding for more than two months. In connection with this facility, CERC expects to provide the lender with collateral in the form of a security interest in the stock it owns in its interstate natural gas pipeline subsidiaries.

     In February 2003, CenterPoint Houston obtained a $75 million revolving credit facility that terminates on April 30, 2003. A condition precedent to utilizing the facility is that security in the form of general mortgage bonds must be delivered to the lender. Rates for borrowings under this facility, including the facility fee, will be LIBOR plus 250 basis points.

     The bank facilities contain various business and financial covenants. The borrowers are currently in compliance with the covenants under the applicable credit agreements.

     At the beginning of 2002, commercial paper programs aggregated $5 billion. A reduction in the size of the commercial paper programs occurred in the third and fourth quarters of 2002 as revolving credit facilities were converted to term loan facilities. The maximum amount of each issuer's outstanding commercial paper was limited to the amount of its revolving credit facility less any direct loans or letters of credit obtained under its revolver. In October 2002, all commercial paper was repaid with proceeds from bank loans. The extent to which commercial paper is issued in lieu of bank loans depends, in part, on market conditions and the credit ratings of the commercial paper issuer. The commercial paper programs were terminated in December 2002.

  (B) LONG-TERM DEBT

     On February 28, 2003, the Company reached agreement with a syndicate of banks on a second amendment to its $3.85 billion bank facility (the "Second Amendment"). Under the Second Amendment, the maturity date of the bank facility was extended from October 2003 to June 30, 2005, and the $1.2 billion in mandatory prepayments that would have been required this year (including $600 million due on February 28, 2003) were eliminated. The facility consists of a $2.35 billion term loan and a $1.5 billion revolver. Borrowings bear interest based on LIBOR rates under a pricing grid tied to the Company's credit rating. At our current credit ratings, the pricing for loans remains the same. The drawn cost for the facility at our current ratings is LIBOR plus 450 basis points. The Company has agreed to pay the banks an extension fee of 75 basis points on the amounts outstanding under the bank facility on October 9, 2003. The Company also paid $41 million in fees that were due on February 28, 2003, along with $20 million in fees that had been due on June 30, 2003.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     In addition, the interest rates will be increased by 25 basis points beginning May 28, 2003 if the Company does not grant the banks a security interest in our 81% stock ownership of Texas Genco. Granting the security interest in the stock of Texas Genco requires approval from the Securities and Exchange Commission (SEC) under the 1935 Act, which is currently being sought. That security interest would be released when the Company sells Texas Genco, which is expected to occur in 2004. Proceeds from the sale will be used to reduce the bank facility.

     Also under the Second Amendment, on or before May 28, 2003, the Company expects to grant to the banks warrants to purchase up to 10%, on a fully diluted basis, of our common stock at a price equal to the greater of $6.56 per share or 110% of the closing price on the New York Stock Exchange on the date the warrants are issued. The warrants would not be exercisable for a year after issuance but would remain outstanding for four years; provided, that if the Company reduces the bank facility during 2003 by specified amounts, the warrants will be extinguished. To the extent that the Company reduces the bank facility by up to $400 million on or before May 28, 2003, up to half of the warrants will be extinguished on a basis proportionate to the reduction in the credit facility. To the extent such warrants are not extinguished on or before May 28, 2003, they will vest and become exercisable in accordance with their terms. Whether or not the Company is able to extinguish warrants on or before May 28, 2003, the remaining 50% of the warrants will be extinguished, again on a proportionate basis, if the Company reduces the bank facility by up to $400 million by the end of 2003. The Company plans to eliminate the warrants entirely before they vest by accessing the capital markets to fund the total payments of $800 million during 2003; however, because of current financial market conditions and uncertainties regarding such conditions over the balance of the year, there can be no assurance that the Company will be able to extinguish the warrants or to do so on favorable terms.

     The warrants and the underlying common stock would be registered with the SEC and could be exercised either through the payment of the purchase price or on a "cashless" basis under which the Company would issue a number of shares equal to the difference between the then-current market price and the warrant exercise price. Issuance of the warrants is also subject to obtaining SEC approval under the 1935 Act, which is currently being sought. If that approval is not obtained on or before May 28, 2003, the Company will provide the banks equivalent cash compensation over the term that its warrants would have been exercisable to the extent they are not otherwise extinguished.

     In the Second Amendment, the Company also agreed that its quarterly common stock dividend will not exceed $0.10 per share. If the Company has not reduced the bank facility by a total of at least $400 million by the end of 2003, of which at least $200 million has come from the issuance of capital stock or securities linked to capital stock (such as convertible debt), the maximum dividend payable during 2004 and for the balance of the term of the facility is subject to an additional test. Under that test the maximum permitted quarterly dividend will be the lesser of (i) $0.10 per share or (ii) 12.5% of the Company's net income per share for the 12 months ended on the last day of the previous quarter.

     The Second Amendment provides that proceeds from capital stock or indebtedness issued or incurred by the Company must be applied (subject to a $200 million basket for CERC and another $250 million basket for borrowings by the Company and other limited exceptions) to repay bank loans and reduce the bank facility. Similarly, cash proceeds from the sale of assets of more than $30 million or, if less, a group of sales aggregating more than $100 million, must be applied to repay bank loans and reduce the bank facility, except that proceeds of up to $120 million can be reinvested in the Company's businesses.

     On November 12, 2002, CenterPoint Houston entered into a $1.3 billion collateralized term loan maturing November 2005. The interest rate on the loan is LIBOR plus 9.75%, subject to a minimum rate of 12.75%. The loan is secured by CenterPoint Houston's general mortgage bonds. Proceeds from the loan were used to (1) repay CenterPoint Houston's $850 million term loan, (2) pay costs of issuance, (3) repay $300 million of debt that matured on November 15, 2002 and
(4) to purchase $100 million of pollution control bonds on December 1, 2002. The loan agreement contains various business and financial covenants

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES including a covenant restricting CenterPoint Houston's debt, excluding transition bonds, as a percent of its total capitalization to 68%. The loan agreement also limits incremental secured debt that may be issued by CenterPoint Houston to $300 million.

     Maturities. The Company's maturities of long-term debt and sinking fund requirements, excluding the ZENS obligation, are $706 million in 2003 (of which $500 million may be remarketed by an option holder to a maturity of 2013), $47 million in 2004, $5.6 billion in 2005, $210 million in 2006 and $68 million in 2007. The 2003 and 2004 amounts are net of sinking fund payments that can be satisfied with bonds that had been acquired and retired as of December 31, 2002.

     Liens. CenterPoint Houston's assets are subject to liens securing approximately $1.2 billion of first mortgage bonds. Sinking or improvement fund and replacement fund requirements on the first mortgage bonds may be satisfied by certification of property additions. Sinking fund and replacement fund requirements for 2000, 2001 and 2002 have been satisfied by certification of property additions. The replacement fund requirement to be satisfied in 2003 is approximately $347 million, and the sinking fund requirement to be satisfied in 2003 is approximately $15 million. The Company expects CenterPoint Houston to meet these 2003 obligations by certification of property additions. CenterPoint Houston's assets are subject to liens securing approximately $1.8 billion of general mortgage bonds which are junior to the liens of the first mortgage bonds.

     Securitization. For a discussion of the securitization financing completed in October 2001, see Note 4(a).

     Purchase of Pollution Control Bonds. In the fourth quarter of 2002, the Company purchased $175 million of pollution control bonds issued on its behalf. The Company expects to remarket the bonds during the first half of 2003.

     Purchase of Convertible Debentures. At December 31, 2001 and 2002, CERC Corp. had issued and outstanding $86 million and $79 million, respectively, aggregate principal amount ($82 million and $76 million, respectively, carrying amount) of its 6% Convertible Subordinated Debentures due 2012 (Subordinated Debentures). The holders of the Subordinated Debentures receive interest quarterly and, prior to the Restructuring, had the right at any time on or before the maturity date thereof to convert each $50 principal amount of Subordinated Debentures into 0.65 shares of Reliant Energy common stock and $14.24 in cash. After the Restructuring, but prior to the Reliant Resources Distribution, each $50 principal amount of Subordinated Debentures was convertible into 0.65 shares of CenterPoint Energy common stock and $14.24 in cash. The Reliant Resources Distribution and the Texas Genco stock distribution changed the conversion rights for each $50 principal amount of Subordinated Debentures as follows:

                                                                           SHARES OF
                                                                       CENTERPOINT ENERGY
DATE                                         EVENT             CASH       COMMON STOCK
-----------------------------------  ----------------------   ------   ------------------
October 1, 2002....................  Distribution of          $14.24          1.02
                                     Reliant
                                     Resources common stock
December 21, 2002..................  Distribution of Texas    $14.24          1.11
                                     Genco common stock

     During 2002, CERC Corp. purchased $6.6 million aggregate principal amount of its Subordinated Debentures.

     TERM Notes. CERC Corp.'s $500 million aggregate principal amount of 6 3/8% Term Enhanced ReMarketable Securities (TERM Notes) provide an investment bank with a call option, that gives it the right to have the TERM Notes tendered to it by the holders on November 1, 2003 and then remarketed if it chooses to exercise the option. The TERM Notes are unsecured obligations of CERC Corp. that bear interest at an annual rate of 6 3/8% through November 1, 2003. On November 1, 2003, the holders of the TERM Notes are required to tender their notes at 100% of their principal amount. The portion of the proceeds attributable to

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES the call option premium will be amortized over the stated term of the securities. If the option is not exercised by the investment bank, CERC Corp. will repurchase the TERM Notes at 100% of their principal amount on November 1, 2003. If the option is exercised, the TERM Notes will be remarketed on a date, selected by CERC Corp., within the 52-week period beginning November 1, 2003. CERC Corp. may elect into this 52-week remarketing window only if its senior unsecured debt securities are rated at least Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies (unless the investment banker waives that requirement). During this period and prior to remarketing, the TERM Notes will bear interest at rates, adjusted weekly, based on an index selected by CERC Corp. CERC Corp. may elect to redeem the TERM Notes in whole, but not in part, from the investment bank prior to remarketing. If the TERM Notes are remarketed, the final maturity date of the TERM Notes will be November 1, 2013, subject to adjustment, and the effective interest rate on the remarketed TERM Notes will be 5.66% plus CERC Corp.'s applicable credit spread at the time of such remarketing.

     Transportation Agreement. A subsidiary of CERC Corp. had an agreement (ANR Agreement) with ANR Pipeline Company (ANR) that contemplated that this subsidiary would transfer to ANR an interest in some of CERC Corp.'s pipeline and related assets. In 2001, this subsidiary was transferred to Reliant Resources as a result of CenterPoint Energy's planned divestiture of certain unregulated business operations. However, CERC retained the pipelines covered by the ANR Agreement. Therefore, the subsequent divestiture of Reliant Resources by CenterPoint Energy on September 30, 2002, resulted in a conversion of CERC's obligation to ANR into an obligation to Reliant Resources. As of December 31, 2001, the Company had recorded $41 million in long-term debt and as of December 31, 2002, the Company had recorded $5 million and $36 million in current portion of long-term debt and long-term debt, respectively, in its Consolidated Balance Sheets to reflect this obligation for the use of 130 million cubic feet
(Mmcf)/day of capacity in some of CERC's transportation facilities. The volume of transportation will decline to 100 Mmcf/day in the year 2003 with a refund by CERC of $5 million to Reliant Resources. The ANR Agreement will terminate in 2005 with a refund of $36 million to Reliant Resources.

(10) TRUST PREFERRED SECURITIES

     In February 1997, two Delaware statutory business trusts created by CenterPoint Energy (HL&P Capital Trust I and HL&P Capital Trust II) issued to the public (a) $250 million aggregate amount of preferred securities and (b) $100 million aggregate amount of capital securities, respectively. In February 1999, a Delaware statutory business trust created by CenterPoint Energy (REI Trust I) issued $375 million aggregate amount of preferred securities to the public. CenterPoint Energy accounts for REI Trust I, HL&P Capital Trust I and HL&P Capital Trust II as wholly owned consolidated subsidiaries. Each of the trusts used the proceeds of the offerings to purchase junior subordinated debentures issued by CenterPoint Energy having interest rates and maturity dates that correspond to the distribution rates and the mandatory redemption dates for each series of preferred securities or capital securities.

     The junior subordinated debentures are the trusts' sole assets and their entire operations. CenterPoint Energy considers its obligations under the Amended and Restated Declaration of Trust, Indenture, Guaranty Agreement and, where applicable, Agreement as to Expenses and Liabilities, relating to each series of preferred securities or capital securities, taken together, to constitute a full and unconditional guarantee by CenterPoint Energy of each trust's obligations with respect to the respective series of preferred securities or capital securities.

     The preferred securities and capital securities are mandatorily redeemable upon the repayment of the related series of junior subordinated debentures at their stated maturity or earlier redemption. Subject to some limitations, CenterPoint Energy has the option of deferring payments of interest on the junior subordinated debentures. During any deferral or event of default, CenterPoint Energy may not pay dividends on its capital

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES stock. As of December 31, 2002, no interest payments on the junior subordinated debentures had been deferred.

     The outstanding aggregate liquidation amount, distribution rate and mandatory redemption date of each series of the preferred securities or capital securities of the trusts described above and the identity and similar terms of each related series of junior subordinated debentures are as follows:

                              AGGREGATE
                             LIQUIDATION
                            AMOUNTS AS OF                     MANDATORY
                            DECEMBER 31,    DISTRIBUTION     REDEMPTION
                            2001 AND 2002       RATE/           DATE/
TRUST                       (IN MILLIONS)   INTEREST RATE   MATURITY DATE   JUNIOR SUBORDINATED DEBENTURES
-----                       -------------   -------------   -------------   ------------------------------
REI Trust I...............      $375             7.20%         March 2048   7.20% Junior Subordinated
                                                                            Debentures
HL&P Capital Trust I......      $250            8.125%         March 2046   8.125% Junior Subordinated
                                                                            Deferrable Interest Debentures
                                                                            Series A
HL&P Capital Trust II.....      $100            8.257%      February 2037   8.257% Junior Subordinated
                                                                            Deferrable Interest Debentures
                                                                            Series B

     In June 1996, a Delaware statutory business trust created by CERC Corp. (CERC Trust) issued $173 million aggregate amount of convertible preferred securities to the public. CERC Corp. accounts for CERC Trust as a wholly owned consolidated subsidiary. CERC Trust used the proceeds of the offering to purchase convertible junior subordinated debentures issued by CERC Corp. having an interest rate and maturity date that correspond to the distribution rate and mandatory redemption date of the convertible preferred securities. The convertible junior subordinated debentures represent CERC Trust's sole asset and its entire operations. CERC Corp. considers its obligation under the Amended and Restated Declaration of Trust, Indenture and Guaranty Agreement relating to the convertible preferred securities, taken together, to constitute a full and unconditional guarantee by CERC Corp. of CERC Trust's obligations with respect to the convertible preferred securities.

     The convertible preferred securities are mandatorily redeemable upon the repayment of the convertible junior subordinated debentures at their stated maturity or earlier redemption. Effective January 7, 2003, the convertible preferred securities are convertible at the option of the holder into $33.62 of cash and 2.34 shares of CenterPoint Energy common stock for each $50 of liquidation value. As of December 31, 2001 and 2002, $0.4 million liquidation amount of convertible preferred securities were outstanding. The securities, and their underlying convertible junior subordinated debentures, bear interest at 6.25% and mature in June 2026. Subject to some limitations, CERC Corp. has the option of deferring payments of interest on the convertible junior subordinated debentures. During any deferral or event of default, CERC Corp. may not pay dividends on its common stock to CenterPoint Energy. As of December 31, 2002, no interest payments on the convertible junior subordinated debentures had been deferred.

(11) STOCK-BASED INCENTIVE COMPENSATION PLANS AND EMPLOYEE BENEFIT PLANS

 (a) INCENTIVE COMPENSATION PLANS

     The Company has long-term incentive compensation plans (LICP) that provide for the issuance of stock-based incentives, including performance-based shares, performance-based units, restricted shares, stock options and stock appreciation rights to key employees of the Company, including officers. As of December 31, 2002, 344 current and 443 former employees of the Company participate in the plans. A maximum of approximately 37 million shares of CenterPoint Energy common stock may be issued under these plans.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Performance-based shares, performance-based units and restricted shares are granted to employees without cost to the participants. The performance shares and units vest three years after the grant date based upon the performance of the Company over a three-year cycle, except as discussed below. The restricted shares vest at various times ranging from immediately to at the end of a three-year period. Upon vesting, the shares are issued to the plan participants.

     During 2000, 2001 and 2002, the Company recorded compensation expense of $22 million, $6 million and $2 million, respectively, related to performance-based shares, performance-based units and restricted share grants. Included in these amounts is $7 million and $5 million in compensation expense for 2000 and 2001, respectively, related to Reliant Resources' participants. In addition, compensation benefit of $1 million was recorded in 2002 related to Reliant Resources' participants. Amounts for Reliant Resources' participants are reflected in discontinued operations in the Statements of Consolidated Operations.

     The following table summarizes the Company's performance-based units, performance-based shares and restricted share grant activity for the years 2000 through 2002:

                                                   NUMBER OF           NUMBER OF
                                               PERFORMANCE-BASED   PERFORMANCE-BASED       NUMBER OF
                                                     UNITS              SHARES         RESTRICTED SHARES
                                               -----------------   -----------------   -----------------
Outstanding at December 31, 1999.............           --               928,467             270,623
  Granted....................................           --               394,942             206,395
  Canceled...................................           --               (81,541)            (13,060)
  Released to participants...................           --              (174,001)             (5,346)
                                                    ------            ----------           ---------
Outstanding at December 31, 2000.............           --             1,067,867             458,612
  Granted....................................       83,670                    --               2,623
  Canceled...................................           --               (17,154)             (2,778)
  Released to participants...................           --              (424,623)           (249,895)
                                                    ------            ----------           ---------
Outstanding at December 31, 2001.............       83,670               626,090             208,562
  Granted....................................           --               451,050                  --
  Canceled...................................       (5,625)             (176,258)            (41,892)
  Released to participants...................         (120)             (447,060)            (78,768)
                                                    ------            ----------           ---------
Outstanding at December 31, 2002.............       77,925               453,822              87,902
                                                    ======            ==========           =========
Weighted average fair value granted for
  2000.......................................                         $    25.19           $   28.03
                                                                      ==========           =========
Weighted average fair value granted for
  2001.......................................                         $       --           $   38.13
                                                                      ==========           =========
Weighted average fair value granted for
  2002.......................................                         $    12.00           $      --
                                                                      ==========           =========

     The maximum value associated with the performance-based units granted in 2001 was $150 per unit.

     Effective with the Reliant Resources Distribution which occurred on September 30, 2002, the Company's compensation committee authorized the conversion of outstanding CenterPoint Energy performance-based shares for the performance cycle ending December 31, 2002 to a number of time-based restricted shares of CenterPoint Energy's common stock equal to the number of performance-based shares that would have vested if the performance objectives for the performance cycle were achieved at the maximum level for substantially all shares. These time-based restricted shares vested if the participant holding the shares remained employed with the Company or with Reliant Resources and its subsidiaries through December 31, 2002. On the date of the Reliant Resources Distribution, holders of these time-based restricted shares received shares of Reliant Resources common stock in the same manner as other holders of CenterPoint Energy common stock, but

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES these shares of common stock were subject to the same time-based vesting schedule, as well as to the terms and conditions of the plan under which the original performance shares were granted. Thus, following the Reliant Resources Distribution, employees who held performance-based shares under the LICP for the performance cycle ending December 31, 2002 held time-based restricted shares of CenterPoint Energy common stock and time-based restricted shares of Reliant Resources common stock, which vested following continuous employment through December 31, 2002.

     Effective with the Reliant Resources Distribution, the Company converted all outstanding CenterPoint Energy stock options granted prior to the Reliant Resources Offering to a combination of adjusted CenterPoint Energy stock options and Reliant Resources stock options. For the converted stock options, the sum of the intrinsic value of the CenterPoint Energy stock options immediately prior to the record date of the Reliant Resources Distribution equaled the sum of the intrinsic values of the adjusted CenterPoint Energy stock options and the Reliant Resources stock options granted immediately after the record date of the Reliant Resources Distribution. As such, Reliant Resources employees who do not work for the Company hold stock options of the Company. Both the number and the exercise price of all outstanding CenterPoint Energy stock options that were granted on or after the Reliant Resources Offering were adjusted to maintain the total intrinsic value of the grants.

     During January 2003, due to the distribution of Texas Genco stock, the Company granted additional CenterPoint Energy shares to participants with performance-based and time-based shares that had not yet vested as of the record date of December 20, 2002. These additional shares are subject to the same vesting schedule and the terms and conditions of the plan under which the original shares were granted. Also in connection with this distribution, both the number and the exercise price of all outstanding CenterPoint Energy stock options were adjusted to maintain the total intrinsic value of the stock option grants.

     Under the Company's plans, stock options generally become exercisable in one-third increments on each of the first through third anniversaries of the grant date. The exercise price is the average of the high and low sales price of the common stock on the New York Stock Exchange on the grant date. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and related interpretations in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for these fixed stock options. The following table summarizes stock option activity related to the Company for the years 2000 through 2002:

                                                           NUMBER OF    WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding at December 31, 1999.........................   6,462,971        $25.99
  Options granted........................................   5,936,510         22.14
  Options exercised......................................  (1,061,169)        25.01
  Options canceled.......................................  (1,295,877)        23.96
                                                           ----------
Outstanding at December 31, 2000.........................  10,042,435         24.13
  Options granted........................................   1,887,668         46.23
  Options exercised......................................  (1,812,022)        24.11
  Options canceled.......................................    (289,610)        27.38
                                                           ----------

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                           NUMBER OF    WEIGHTED AVERAGE
                                                             SHARES      EXERCISE PRICE
                                                           ----------   ----------------
Outstanding at December 31, 2001.........................   9,828,471         28.34
  Options granted........................................   3,115,399          7.12
  Options converted at Reliant Resources Distribution....     742,636         29.01
  Options exercised......................................     (71,273)        20.59
  Options canceled.......................................  (1,155,351)        16.11
                                                           ----------
Outstanding at December 31, 2002.........................  12,459,882        $18.26
                                                           ==========        ======
Options exercisable at December 31, 2000.................   2,258,397        $25.76
                                                           ==========        ======
Options exercisable at December 31, 2001.................   3,646,228        $25.38
                                                           ==========        ======
Options exercisable at December 31, 2002.................   6,854,910        $19.78
                                                           ==========        ======

     Exercise prices for CenterPoint Energy stock options outstanding held by Company employees ranged from $5.00 to $40.00. The following tables provide information with respect to outstanding CenterPoint Energy stock options held by the Company's employees on December 31, 2002:

                                                                             REMAINING AVERAGE
                                                OPTIONS        AVERAGE       CONTRACTUAL LIFE
                                              OUTSTANDING   EXERCISE PRICE        (YEARS)
                                              -----------   --------------   -----------------
Ranges of Exercise Prices:
  $5.00-$15.00..............................   6,330,830        $11.40              8.0
  $15.01-$20.00.............................   2,981,020         19.05              5.9
  $20.01-$30.00.............................     731,891         23.07              6.9
  $30.01-$40.00.............................   2,416,141         33.80              8.3
                                              ----------
     Total..................................  12,459,882         18.26              7.5
                                              ==========

     The following table provides information with respect to CenterPoint Energy stock options exercisable at December 31, 2002:

                                                                OPTIONS        AVERAGE
                                                              EXERCISABLE   EXERCISE PRICE
                                                              -----------   --------------
Ranges of Exercise Prices:
  $5.00-$15.00..............................................   2,446,317        $14.82
  $15.01-$20.00.............................................   2,929,020         19.09
  $20.01-$30.00.............................................     598,556         22.76
  $30.01-$40.00.............................................     881,017         33.81
                                                               ---------
     Total..................................................   6,854,910         19.78
                                                               =========

     In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), and SFAS No. 148, the Company applies the guidance contained in APB Opinion No. 25 and discloses the required pro forma effect on net income of the fair value based method of accounting for stock compensation. The weighted average fair values at date of grant for CenterPoint Energy options granted during 2000, 2001

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES and 2002 were $5.07, $9.25 and $1.40, respectively. The fair values were estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

                                                              2000     2001     2002
                                                             ------   ------   ------
Expected life in years.....................................       5        5        5
Interest rate..............................................    6.57%    4.87%    2.83%
Volatility.................................................   24.00%   31.91%   48.95%
Expected common stock dividend.............................  $ 1.50   $ 1.50   $ 0.64

     Pro forma information for 2000, 2001 and 2002 is provided to take into account the amortization of stock-based compensation to expense on a straight-line basis over the vesting period. Had compensation costs been determined as prescribed by SFAS No. 123, the Company's net income and earnings per share would have been as follows:

                                                              2000    2001     2002
                                                              -----   -----   -------
                                                               (IN MILLIONS, EXCEPT
                                                                PER SHARE AMOUNTS)
Net Income (loss):
  As reported...............................................  $ 447   $ 980   $(3,920)
  Pro forma.................................................  $ 437   $ 968   $(3,929)
Basic Earnings Per Share:
  As reported...............................................  $1.57   $3.38   $(13.16)
  Pro forma.................................................  $1.54   $3.34   $(13.16)
Diluted Earnings Per Share:
  As reported...............................................  $1.56   $3.35   $(13.08)
  Pro forma.................................................  $1.52   $3.31   $(13.08)

  (B) PENSION AND POSTRETIREMENT BENEFITS

     The Company maintains a pension plan which is a non-contributory defined benefit plan covering substantially all employees using a cash balance formula. Under the cash balance formula, participants accumulate a retirement benefit based upon 4% of eligible earnings and accrued interest. Prior to 1999, the pension plan accrued benefits based on years of service, final average pay and covered compensation. As a result, certain employees participating in the plan as of December 31, 1998 are eligible to receive the greater of the accrued benefit calculated under the prior plan through 2008 or the cash balance formula.

     The Company's funding policy is to review amounts annually in accordance with applicable regulations in order to achieve adequate funding of projected benefit obligations. The assets of the pension plans consist principally of common stocks and interest bearing obligations. Included in such assets are approximately 4.5 million shares of CenterPoint Energy common stock contributed from treasury stock during 2001. As of December 31, 2002, the fair value of CenterPoint Energy common stock was $38 million or 4.7% of the pension plan assets.

     The Company provides certain healthcare and life insurance benefits for retired employees on a contributory and non-contributory basis. Employees become eligible for these benefits if they have met certain age and service requirements at retirement, as defined in the plans. Under plan amendments effective in early 1999, health care benefits for future retirees were changed to limit employer contributions for medical coverage.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Such benefit costs are accrued over the active service period of employees. The net unrecognized transition obligation, resulting from the implementation of accrual accounting, is being amortized over approximately 20 years.

     The Company is required to fund a portion of its obligations in accordance with rate orders. All other obligations are funded on a pay-as-you-go basis.

     The Company's net periodic cost (benefit) includes the following components relating to pension and postretirement benefits:

                                                                YEAR ENDED DECEMBER 31,
                                   ---------------------------------------------------------------------------------
                                             2000                        2001                        2002
                                   -------------------------   -------------------------   -------------------------
                                   PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                   BENEFITS      BENEFITS      BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                   --------   --------------   --------   --------------   --------   --------------
                                                                     (IN MILLIONS)
Service cost.....................   $  31          $  6         $  35          $  5         $  32          $  5
Interest cost....................      88            27            99            31           104            32
Expected return on plan assets...    (146)          (11)         (138)          (13)         (126)          (13)
Net amortization.................     (12)           11            (3)           14            16            13
Curtailment......................      --            --           (23)           40            --            --
Benefit enhancement..............      --            --            69            --             9             3
Settlement.......................      --            --            --            --            --           (18)
                                    -----          ----         -----          ----         -----          ----
Net periodic cost (benefit)......   $ (39)         $ 33         $  39          $ 77         $  35          $ 22
                                    =====          ====         =====          ====         =====          ====
Above amounts reflect the
  following net periodic cost
  (benefit) related to
  discontinued operations........   $  --          $ --         $  45          $ 42         $  (4)         $(16)
                                    =====          ====         =====          ====         =====          ====

     The following table displays the change in the benefit obligation, the fair value of plan assets and the amounts included in the Company's Consolidated Balance Sheets as December 31, 2001 and 2002 for the Company's pension and postretirement benefit plans:

                                                                     DECEMBER 31,
                                                 -----------------------------------------------------
                                                           2001                        2002
                                                 -------------------------   -------------------------
                                                 PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                                 BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                                 --------   --------------   --------   --------------
                                                                     (IN MILLIONS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation, beginning of year..........  $  1,317       $ 425        $  1,485       $ 456
Service cost...................................        35           5              32           5
Interest cost..................................        99          31             104          32
Participant contributions......................        --           5              --           7
Benefits paid..................................       (92)        (17)           (136)        (26)
Actuarial loss.................................        69           7              56          20
Curtailment, benefit enhancement and
  settlement...................................        57          --               9         (15)
                                                 --------       -----        --------       -----
Benefit obligation, end of year................  $  1,485       $ 456        $  1,550       $ 479
                                                 ========       =====        ========       =====

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                                     DECEMBER 31,
                                                 -----------------------------------------------------
                                                           2001                        2002
                                                 -------------------------   -------------------------
                                                 PENSION    POSTRETIREMENT   PENSION    POSTRETIREMENT
                                                 BENEFITS      BENEFITS      BENEFITS      BENEFITS
                                                 --------   --------------   --------   --------------
                                                                     (IN MILLIONS)
CHANGE IN PLAN ASSETS
Plan assets, beginning of year.................  $  1,417       $ 122        $  1,376       $ 139
Employer contributions.........................       107          40              --          30
Participant contributions......................        --           5              --           7
Benefits paid..................................       (92)        (17)           (136)        (26)
Actual investment return.......................       (56)        (11)           (186)        (19)
                                                 --------       -----        --------       -----
Plan assets, end of year.......................  $  1,376       $ 139        $  1,054       $ 131
                                                 ========       =====        ========       =====
RECONCILIATION OF FUNDED STATUS
Funded status..................................  $   (109)      $(317)       $   (496)      $(348)
Unrecognized actuarial loss....................       470         (25)            811          27
Unrecognized prior service cost................       (93)         65             (84)         60
Unrecognized transition (asset) obligation.....        (2)         94              --          87
                                                 --------       -----        --------       -----
Prepaid (accrued) pension cost.................  $    266       $(183)       $    231       $(174)
                                                 ========       =====        ========       =====
AMOUNTS RECOGNIZED IN BALANCE SHEETS
Other assets-Other.............................  $    266       $  --        $     --       $  --
Benefits obligations...........................        --        (183)           (392)       (174)
Accumulated other comprehensive income.........        --          --             623          --
                                                 --------       -----        --------       -----
Prepaid (accrued) pension cost.................  $    266       $(183)       $    231       $(174)
                                                 ========       =====        ========       =====
ACTUARIAL ASSUMPTIONS
Discount rate..................................      7.25%       7.25%           6.75%       6.75%
Expected return on plan assets.................       9.5%        9.5%            9.0%        9.0%
Rate of increase in compensation levels........   3.5-5.5%         --         3.5-5.5%         --

     For the year ended December 31, 2001, the assumed health care cost trend rates were 7.5% for participants under age 65 and 8.5% for participants age 65 and over. For the year ended December 31, 2002, the assumed health cost trend rate was increased to 12% for all participants. The health care cost trend rates decline by .75% annually to 5.5% by 2011.

     If the health care cost trend rate assumption were increased by 1%, the accumulated postretirement benefit obligation as of December 31, 2002 would increase by 2.9%. The annual effect of a 1% increase on the sum of service and interest cost would be an increase of approximately 2.4%. If the health care cost trend rate assumption were decreased by 1%, the accumulated postretirement benefit obligation as of December 31, 2002 would decrease approximately 2.8%. The annual effect of a 1% decrease on the sum of service and interest cost would be a decrease of 2.4%.

     In addition to the non-contributory pension plans discussed above, the Company maintains a non-qualified pension plan which allow participants to retain the benefits to which they would have been entitled under the Company's non-contributory pension plan except for the federally mandated limits on these benefits or on the level of compensation on which these benefits may be calculated. The expense associated with this non-qualified plan was $25 million, $25 million and $9 million in 2000, 2001 and 2002, respectively. Included in the net benefit cost in 2001 and 2002 is $17 million and $3 million, respectively, of expense related to

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Reliant Resources' participants, which is reflected in discontinued operations in the Statements of Consolidated Operations. The accrued benefit liability for the non-qualified pension plan was $99 million and $83 million at December 31, 2001 and 2002, respectively. In addition, these accrued benefit liabilities include the recognition of minimum liability adjustments of $20 million as of December 31, 2001 and $23 million as of December 31, 2002, which are reported as a component of other comprehensive income, net of income tax effects. Included in these amounts is $30 million of accrued benefit liabilities for Reliant Resources' participants as of December 31, 2001. Of these liabilities, $11 million represents the recognition of minimum liability adjustments, which are reported as discontinued operations on the Statements of Consolidated Comprehensive Income, net of income tax effects.

  (C) SAVINGS PLAN

     The Company has an employee savings plan that includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the Code). Under the plan, participating employees may contribute a portion of their compensation, on a pre-tax or after-tax basis, generally up to a maximum of 16% of compensation. The Company matches 75% of the first 6% of each employee's compensation contributed. The Company may contribute an additional discretionary match of up to 50% of the first 6% of each employee's compensation contributed. These matching contributions are fully vested at all times. A substantial portion of the Company's match is initially invested in CenterPoint Energy common stock.

     Participating employees may elect to invest all or a portion of their contributions to the plan in CenterPoint Energy common stock, to have dividends reinvested in additional shares or to receive dividend payments in cash on any investment in CenterPoint Energy common stock, and to transfer all or part of their investment in CenterPoint Energy common stock to other investment options offered by the plan.

     The Company's savings plan includes an Employee Stock Ownership Plan
(ESOP), which contains company stock, a portion of which is encumbered by a loan. Upon the release from the encumbrance of the loan, the Company may use released shares to satisfy its obligation to make matching contributions under the Company's savings plan. Generally, debt service on the loan is paid using all dividends on shares currently or formerly encumbered by the loan, interest earnings on funds held in trust and cash contributions by the Company. Shares of CenterPoint Energy common stock are released from the encumbrance of the loan based on the proportion of debt service paid during the period.

     The Company recognizes benefit expense equal to the fair value of the shares committed to be released. The Company credits to unearned shares the original purchase price of shares committed to be released to plan participants with the difference between the fair value of the shares and the original purchase price recorded to common stock. Dividends on allocated shares are recorded as a reduction to retained earnings. Dividends on unallocated shares are recorded as a reduction of principal or accrued interest on the loan.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Share balances currently or formerly encumbered by a loan at December 31, 2001 and 2002 were as follows:

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                  2001          2002
                                                              ------------   -----------
Allocated shares transferred/distributed from the savings
  plan......................................................     2,740,328     5,943,297
Allocated shares............................................     8,951,967     8,734,810
Unearned shares(1)..........................................     7,069,889     4,915,577
                                                              ------------   -----------
  Total ESOP shares(1)......................................    18,762,184    19,593,684
                                                              ============   ===========
Fair value of unearned ESOP shares..........................  $187,493,456   $41,782,405
                                                              ============   ===========

---------------

(1) During 2002, unearned shares and total shares were increased by 831,500 shares. This is due to additional shares purchased with proceeds from the sale of Reliant Resources common stock, which was received in connection with the Reliant Resources Distribution.

     As a result of the ESOP, the savings plan has significant holdings of CenterPoint Energy common stock. As of December 31, 2002, an aggregate of 32,099,870 shares of CenterPoint Energy's common stock were held by the savings plan, which represented 30% of its investments. Given the concentration of the investments in CenterPoint Energy's common stock, the savings plan and its participants have market risk related to this investment.

     The Company's savings plan benefit expense was $52 million, $51 million and $47 million in 2000, 2001 and 2002, respectively. Included in these amounts are $5 million $16 million and $6 million of savings plan benefit expense for 2000, 2001 and 2002, respectively, related to Reliant Resources' participants, which is reflected as discontinued operations in the Statements of Consolidated Operations.

  (D) POSTEMPLOYMENT BENEFITS

     Net postemployment benefit costs for former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement (primarily health care and life insurance benefits for participants in the long-term disability plan) were $2 million, $6 million and $12 million in 2000, 2001 and 2002, respectively.

     The Company's postemployment obligation is presented as a liability in the Consolidated Balance Sheets under the caption "Benefit Obligations."

  (E) OTHER NON-QUALIFIED PLANS

     The Company has in effect deferred compensation plans which permit eligible participants to elect each year to defer a percentage of that year's salary and up to 100% of that year's annual bonus. In general, employees who attain the age of 60 during employment and participate in the Company's deferred compensation plans may elect to have their deferred compensation amounts repaid in (a) fifteen equal annual installments commencing at the later of age 65 or termination of employment or (b) a lump-sum distribution following termination of employment. Interest generally accrues on deferrals at a rate equal to the average Moody's Long-Term Corporate Bond Index plus 2%, determined annually until termination when the rate is fixed at the rate in effect for the plan year immediately prior to that in which a participant attains age 65. During 2000, 2001 and 2002, the Company recorded interest expense related to its deferred compensation obligation of $14 million, $17 million and $11 million, respectively. Included in these amounts are $1 million, $4 million and $0.2 million of interest expense for 2000, 2001 and 2002, respectively, related to Reliant Resources' participants, which is reflected as discontinued operations in the Statements of Consolidated

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Operations. The discounted deferred compensation obligation recorded by the Company was $161 million and $132 million as of December 31, 2001 and 2002, respectively.

     The Company's obligations under other non-qualified plans are presented as a liability in the Consolidated Balance Sheets under the caption "Benefit Obligations."

  (F) OTHER EMPLOYEE MATTERS

     As of December 31, 2002, approximately 38% of the Company's employees are subject to collective bargaining agreements. Three of these agreements, covering approximately 24% of the Company's employees, will expire in 2003.

(12) INCOME TAXES

     The components of income from continuing operations before income taxes are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               2000     2001     2002
                                                              ------   ------   ------
                                                                   (IN MILLIONS)
United States...............................................   $514     $753     $563
Foreign.....................................................    (36)      --       --
                                                               ----     ----     ----
  Income from continuing operations before income taxes.....   $478     $753     $563
                                                               ====     ====     ====

     The Company's current and deferred components of income tax expense (benefit) were as follows:

                                                               YEAR ENDED DECEMBER 31,
                                                              -------------------------
                                                               2000     2001     2002
                                                              ------   ------   -------
                                                                    (IN MILLIONS)
Current:
  Federal...................................................   $207     $364     $(116)
  State.....................................................      9       (3)        9
  Foreign...................................................     41       --        --
                                                               ----     ----     -----
     Total current..........................................    257      361      (107)
                                                               ----     ----     -----
Deferred:
  Federal...................................................    (23)    (105)      293
  State.....................................................      1       --        11
                                                               ----     ----     -----
     Total deferred.........................................    (22)    (105)      304
                                                               ----     ----     -----
Income tax expense..........................................   $235     $256     $ 197
                                                               ====     ====     =====

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     A reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

                                                              2000   2001   2002
                                                              ----   ----   ----
                                                                (IN MILLIONS)
Income from continuing operations before income taxes.......  $478   $753   $563
Federal statutory rate......................................    35%    35%    35%
                                                              ----   ----   ----
Income taxes at statutory rate..............................   167    264    197
                                                              ----   ----   ----
Net addition (reduction) in taxes resulting from:
  State income taxes, net of valuation allowances and
     federal income tax benefit.............................     6     (2)    13
  Capital loss benefit......................................    --     --    (72)
  Amortization of investment tax credit.....................   (18)   (18)   (13)
  Excess deferred taxes.....................................    (4)    (5)    (3)
  Goodwill amortization.....................................    17     16     --
  Latin America equity investments..........................    63     --     --
  Valuation allowance, capital loss.........................    --     --     72
  Other, net................................................     4      1      3
                                                              ----   ----   ----
     Total..................................................    68     (8)    --
                                                              ----   ----   ----
Income tax expense..........................................  $235   $256   $197
                                                              ====   ====   ====
Effective rate..............................................  49.2%  34.0%  34.9%

     Following are the Company's tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases:

                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2002
                                                              ------    ------
                                                               (IN MILLIONS)
Deferred tax assets:
  Current:
     Allowance for doubtful accounts........................  $   14    $    9
     Non-trading derivative assets, net.....................      19        35
     Current portion of capital loss........................      --         8
                                                              ------    ------
       Total current deferred tax assets....................      33        52
                                                              ------    ------
  Non-current:
     Employee benefits......................................     127       374
     Disallowed plant cost, net.............................      53        --
     Operating and capital loss carryforwards...............      29        86
     Contingent liabilities associated with discontinuance
      of SFAS No. 71........................................      74       108
     Foreign exchange gains.................................      16        16
     Impairment of foreign asset............................      52        51
     Other..................................................      74        90
     Valuation allowance....................................     (15)      (83)
                                                              ------    ------
       Total non-current deferred tax assets................     410       642
                                                              ------    ------
       Total deferred tax assets............................     443       694
                                                              ------    ------

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                                DECEMBER 31,
                                                              ----------------
                                                               2001      2002
                                                              ------    ------
                                                               (IN MILLIONS)
Deferred tax liabilities:
  Current:
     Unrealized gain on indexed debt securities.............     113       276
     Unrealized gain on AOL Time Warner investment..........     244        61
                                                              ------    ------
       Total current deferred tax liabilities...............     357       337
                                                              ------    ------
  Non-current:
     Depreciation...........................................   2,237     2,397
     Regulatory assets, net.................................     403       634
     Deferred gas costs.....................................      47         3
     Other..................................................      75        57
                                                              ------    ------
       Total non-current deferred tax liabilities...........   2,762     3,091
                                                              ------    ------
       Total deferred tax liabilities.......................   3,119     3,428
                                                              ------    ------
          Accumulated deferred income taxes, net............  $2,676    $2,734
                                                              ======    ======

     Tax Attribute Carryforwards. At December 31, 2002, the Company had $7 million and $387 million of federal and state net operating loss carryforwards, respectively. The losses are available to offset future respective federal and state taxable income through the year 2022.

     In conjunction with the Reliant Resources Distribution, the Company realized a previously unrecorded capital loss attributable to the excess of the tax basis over the book carrying value in former subsidiaries sold to Reliant Resources. The tax benefit of this excess tax basis is recorded under SFAS No. 109, "Accounting for Income Taxes," when realizable under the facts, such as a loss from a previously deferred taxable disposition that is triggered by a spin-off. This loss is a capital loss which may be used in the three taxable years preceding the year of the loss, or the five taxable years following the year of the loss. Federal tax law only allows utilization of capital losses to offset capital gains. A valuation allowance is provided against 100% of the expected benefit due to the uncertainty in the Company's ability to generate capital gains during the utilization period.

     The valuation allowance reflects a net decrease of $32 million in 2001 and a net increase of $68 million in 2002. These net changes resulted from a reassessment of the Company's future ability to use federal capital loss carryforwards and state tax net operating loss carryforwards.

     Tax Refunds. In 2000, the Company received refunds from the Internal Revenue Service totaling $126 million in taxes and interest following audits of tax returns and refund claims for CenterPoint Energy's 1985, 1986 and 1990 through 1995 tax years, and CERC Corp.'s 1979 through 1993 tax years. The pre-tax income statement effect of $40 million ($26 million after-tax) was recorded in 2000 in other income in the Company's Statements of Consolidated Operations. Of the refunds, $26 million was recorded as a reduction in goodwill. CenterPoint Energy's consolidated federal income tax returns have been audited and settled through the 1996 tax year. All of CERC Corp.'s consolidated federal income tax returns for tax years ending on or prior to CenterPoint Energy's acquisition of CERC Corp. have been audited and settled.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(13) COMMITMENTS AND CONTINGENCIES

  (a) COMMITMENTS AND GUARANTEES

     Environmental Capital Commitments. CenterPoint Energy anticipates investing up to $131 million in capital and other special project expenditures between 2003 and 2007 for environmental compliance. CenterPoint Energy anticipates expenditures to be as follows (in millions):

2003........................................................  $ 98
2004........................................................    33
2005........................................................    --
2006(1).....................................................    --
2007(1).....................................................    --
                                                              ----
  Total                                                       $131
                                                              ====

---------------

(1) NOx control estimates for 2006 and 2007 have not been finalized.

     Fuel and Purchased Power. Fuel commitments include several long-term coal, lignite and natural gas contracts related to Texas power generation operations, which have various quantity requirements and durations that are not classified as non-trading derivatives assets and liabilities in the Company's Consolidated Balance Sheets as of December 31, 2002 as these contracts meet the SFAS No. 133 exception to be classified as "normal purchases contracts" or do not meet the definition of a derivative. Minimum payment obligations for coal and transportation agreements that extend through 2012 are approximately $292 million in 2003, $165 million in 2004, $169 million in 2005, $174 million in 2006 and $167 million in 2007. Purchase commitments related to lignite mining and lease agreements and purchased power are not material to CenterPoint Energy's operations. Prior to January 1, 2002, CenterPoint Houston was allowed recovery of these costs through rates for electric service. As of December 31, 2002, some of these contracts are above market. CenterPoint Energy anticipates that stranded costs associated with these obligations will be recoverable through the stranded cost recovery mechanisms contained in the Texas electric restructuring law. For information regarding the Texas electric restructuring law, see Note 4(a).

     CenterPoint Energy's other long-term fuel supply commitments, which have various quantity requirements and durations, are not considered material either individually or in the aggregate to its results of operations or cash flows.

  (b) LEASE COMMITMENTS

     The following table sets forth information concerning the Company's obligations under non-cancelable long-term operating leases at December 31, 2002, which primarily consist of rental agreements for building space, data processing equipment and vehicles, including major work equipment (in millions).

2003........................................................   $ 31
2004........................................................     28
2005........................................................     26
2006........................................................     24
2007........................................................     23
2008 and beyond.............................................    131
                                                               ----
  Total.....................................................   $263
                                                               ====

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Total lease expense for all operating leases was $46 million, $45 million and $43 million during 2000, 2001 and 2002, respectively.

  (C) LEGAL, ENVIRONMENTAL AND OTHER REGULATORY MATTERS

  Legal Matters

     The Company's predecessor, Reliant Energy, and certain of its former subsidiaries are named as defendants in several lawsuits described below. Under a master separation agreement between Reliant Energy and Reliant Resources, the Company and its subsidiaries are entitled to be indemnified by Reliant Resources for any losses arising out of the lawsuits described under "California Class Actions and Attorney General Cases," "Long-Term Contract Class Action," "Washington and Oregon Class Actions," "Bustamante Price Reporting Class Action" and "Trading and Marketing Activities," including attorneys' fees and other costs. Pursuant to the indemnification obligation, Reliant Resources is defending the Company and its subsidiaries to the extent named in these lawsuits. The ultimate outcome of these matters cannot be predicted at this time.

     California Class Actions and Attorney General Cases. Reliant Energy, Reliant Resources, Reliant Energy Services, Inc.(Reliant Energy Services), Reliant Energy Power Generation, Inc. (REPG) and several other subsidiaries of Reliant Resources, as well as two former officers and one present officer of some of these companies, have been named as defendants in class action lawsuits and other lawsuits filed against a number of companies that own generation plants in California and other sellers of electricity in California markets. While the plaintiffs allege various violations by the defendants of antitrust laws and state laws against unfair and unlawful business practices, each of the lawsuits is grounded on the central allegation that the defendants conspired to drive up the wholesale price of electricity. In addition to injunctive relief, the plaintiffs in these lawsuits seek treble the amount of damages alleged, restitution of alleged overpayments, disgorgement of alleged unlawful profits for sales of electricity, costs of suit and attorneys' fees. All of these suits originally were filed in state courts in San Diego, San Francisco and Los Angeles Counties. The suits in San Diego and Los Angeles Counties were consolidated and removed to the federal district court in San Diego, but on December 13, 2002, that court remanded the suits to the state courts. Prior to the remand, Reliant Energy was voluntarily dismissed from two of the suits. Several parties, including the Reliant defendants, have appealed the judge's remand decision. The United States court of appeals has entered a briefing schedule that could result in oral arguments by summer of 2003. Proceedings before the state court are expected to resume during the first quarter of 2003.

     In March and April 2002, the California Attorney General filed three complaints, two in state court in San Francisco and one in the federal district court in San Francisco, against Reliant Energy, Reliant Resources, Reliant Energy Services and other subsidiaries of Reliant Resources alleging, among other matters, violations by the defendants of state laws against unfair and unlawful business practices arising out of transactions in the markets for ancillary services run by the California independent systems operator, charging unjust and unreasonable prices for electricity, in violation of antitrust laws in connection with the acquisition in 1998 of electric generating facilities located in California. The complaints variously seek restitution and disgorgement of alleged unlawful profits for sales of electricity, civil penalties and fines, injunctive relief against unfair competition, and undefined equitable relief. Reliant Resources has removed the two state court cases to the federal district court in San Francisco where all three cases are now pending.

     Following the filing of the Attorney General cases, seven additional class action cases were filed in state courts in Northern California. Each of these purports to represent the same class of California ratepayers, assert the same claims as asserted in the other California class action cases, and in some instances repeat as well the allegations in the Attorney General cases. All of these cases have been removed to federal district court in San Diego. Reliant Resources has not filed an answer in any of these cases. The plaintiffs have agreed to a stipulated order that would require the filing of a consolidated complaint by early March 2003 and the filing of the defendants' initial response to the complaint within 60 days after the consolidated complaint is

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES filed. In all of these cases filed before the federal and state courts in California, the Reliant defendants have filed or intend to file motions to dismiss on grounds that the claims are barred by federal preemption and the filed rate doctrine.

     Long-Term Contract Class Action. In October 2002, a class action was filed in state court in Los Angeles against Reliant Energy and several subsidiaries of Reliant Resources. The complaint in this case repeats the allegations asserted in the California class actions as well as the Attorney General cases and also alleges misconduct related to long-term contracts purportedly entered into by the California Department of Water Resources. None of the Reliant entities, however, has a long-term contract with the Department of Water Resources. This case has been removed to federal district court in San Diego.

     Washington and Oregon Class Actions. In December 2002, a lawsuit was filed in Circuit Court of the State of Oregon for the County of Multnomah on behalf of a class of all Oregon purchasers of electricity and natural gas. Reliant Energy, Reliant Resources and several Reliant Resources subsidiaries are named as defendants, along with many other electricity generators and marketers. Like the other lawsuits filed in California, the plaintiffs claim the defendants manipulated wholesale power prices in violation of state and federal law. The plaintiffs seek injunctive relief and payment of damages based on alleged overcharges for electricity. Also in December 2002, a nearly identical lawsuit on behalf of consumers in the State of Washington was filed in federal district court in Seattle. Reliant Resources has removed the Oregon suit to federal district court in Portland. It is anticipated that before answering the lawsuits, the defendants will file motions to dismiss on the grounds that the claims are barred by federal preemption and by the filed rate doctrine.

     Bustamante Price Reporting Class Action. In November 2002, California Lieutenant Governor Cruz Bustamante filed a lawsuit in state court in Los Angeles on behalf of a class of purchasers of gas and power alleging violations of state antitrust laws and state laws against unfair and unlawful business practices based on an alleged conspiracy to report and publish false and fraudulent natural gas prices with an intent to affect the market prices of natural gas and electricity in California. Reliant Energy, Reliant Resources and several Reliant Resources subsidiaries are named as defendants, along with other market participants and publishers of some of the price indices. The complaint seeks injunctive relief, compensatory and punitive damages, restitution of alleged overpayment, disgorgement of all profits and funds acquired by the alleged unlawful conduct, costs of suit and attorneys' fees. The parties have stipulated to a schedule that would require the defendants to respond to the complaint by March 31, 2003. The Reliant defendants intend to deny both their alleged violation of any laws and their alleged participation in any conspiracy.

     Trading and Marketing Activities. Reliant Energy has been named as a party in several lawsuits and regulatory proceedings relating to the trading and marketing activities of its former subsidiary, Reliant Resources.

     In June 2002, the SEC advised Reliant Resources and Reliant Energy that it had issued a formal order in connection with its investigation of Reliant Resources' financial reporting, internal controls and related matters. The Company understands that the investigation is focused on Reliant Resources' same-day commodity trading transactions involving purchases and sales with the same counterparty for the same volume at substantially the same price and certain structured transactions. These matters were previously the subject of an informal inquiry by the SEC. Reliant Resources and the Company are cooperating with the SEC staff.

     In connection with the Texas Utility Commission's industry-wide investigation into potential manipulation of the ERCOT market on and after July 31, 2001, Reliant Energy and Reliant Resources have provided information to the Texas Utility Commission concerning their scheduling and trading activities.

     Fifteen class action lawsuits filed in May, June and July 2002 on behalf of purchasers of securities of Reliant Resources and/or Reliant Energy have been consolidated in federal district court in Houston. Reliant Resources and certain of its executive officers are named as defendants. Reliant Energy is also named as a

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES defendant in seven of the lawsuits. Two of the lawsuits also name as defendants the underwriters of the Reliant Resources Offering. One lawsuit names Reliant Resources' and Reliant Energy's independent auditors as a defendant. The consolidated amended complaint seeks monetary relief purportedly on behalf of three classes: (1) purchasers of Reliant Energy common stock from February 3, 2000 to May 13, 2002; (2) purchasers of Reliant Resources common stock on the open market from May 1, 2001 to May 13, 2002; and (3) purchasers of Reliant Resources common stock in the Reliant Resources Offering or purchasers of shares that are traceable to the Reliant Resources Offering. The plaintiffs allege, among other things, that the defendants misrepresented their revenues and trading volumes by engaging in round-trip trades and improperly accounted for certain structured transactions as cash-flow hedges, which resulted in earnings from these transactions being accounted for as future earnings rather than being accounted for as earnings in fiscal year 2001.

     In February 2003, a lawsuit was filed by three individuals in federal district court in Chicago against CenterPoint Energy and certain former and current officers of Reliant Resources for alleged violations of federal securities laws. The plaintiffs in this lawsuit allege that the defendants violated federal securities laws by issuing false and misleading statements to the public, and that the defendants made false and misleading statements as part of an alleged scheme to inflate artificially trading volumes and revenues. In addition, the plaintiffs assert claims of fraudulent and negligent misrepresentation and violations of Illinois consumer law. The defendants expect to file a motion to transfer this lawsuit to the federal district court in Houston and to consolidate this lawsuit with the consolidated lawsuits described above.

     The Company believes that none of these lawsuits has merit because, among other reasons, the alleged misstatements and omissions were not material and did not result in any damages to any of the plaintiffs.

     In May 2002, three class action lawsuits were filed in federal district court in Houston on behalf of participants in various employee benefits plans sponsored by Reliant Energy. Reliant Energy and its directors are named as defendants in all of the lawsuits. Two of the lawsuits have been dismissed without prejudice. The remaining lawsuit alleges that the defendants breached their fiduciary duties to various employee benefits plans, directly or indirectly sponsored by Reliant Energy, in violation of the Employee Retirement Income Security Act. The plaintiffs allege that the defendants permitted the plans to purchase or hold securities issued by Reliant Energy when it was imprudent to do so, including after the prices for such securities became artificially inflated because of alleged securities fraud engaged in by the defendants. The complaints seek monetary damages for losses suffered by a putative class of plan participants whose accounts held Reliant Energy or Reliant Resources securities, as well as equitable relief in the form of restitution.

     In October 2002, a derivative action was filed in the federal district court in Houston, against the directors and officers of the Company. The complaint sets forth claims for breach of fiduciary duty, waste of corporate assets, abuse of control and gross mismanagement. Specifically, the shareholder plaintiff alleges that the defendants caused the Company to overstate its revenues through so-called "round trip" transactions. The plaintiff also alleges breach of fiduciary duty in connection with the spin-off and the Reliant Resources Offering. The complaint seeks monetary damages on behalf of the Company as well as equitable relief in the form of a constructive trust on the compensation paid to the defendants. The defendants have filed a motion to dismiss this case on the ground that the plaintiff did not make an adequate demand on the Company before filing suit.

     A Special Litigation Committee appointed by the Company's board of directors is investigating similar allegations made in a June 28, 2002 demand letter sent on behalf of a Company shareholder. The letter states that the shareholder and other shareholders are considering filing a derivative suit on behalf of the Company and demands that the Company take several actions in response to alleged round-trip trades occurring in 1999, 2000, and 2001. The Special Litigation Committee is reviewing the demands made by the shareholder to determine if these proposed actions are in the best interests of the Company.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Reliant Energy Municipal Franchise Fee Lawsuits. In February 1996, the cities of Wharton, Galveston and Pasadena filed suit, for themselves and a proposed class of all similarly situated cities in Reliant Energy's electric service area, against Reliant Energy and Houston Industries Finance, Inc. (formerly a wholly owned subsidiary of Reliant Energy) alleging underpayment of municipal franchise fees. The plaintiffs claim that they are entitled to 4% of all receipts of any kind for business conducted within these cities over the previous four decades. A jury trial of the original claimant cities (but not the class of cities) in the 269th Judicial District Court for Harris County, Texas, ended in April 2000 (the Three Cities case). Although the jury found for Reliant Energy on many issues, it found in favor of the original claimant cities on three issues, and assessed a total of $4 million in actual and $30 million in punitive damages. However, the jury also found in favor of Reliant Energy on the affirmative defense of laches, a defense similar to a statute of limitations defense, due to the original claimant cities having unreasonably delayed bringing their claims during the 43 years since the alleged wrongs began. The trial court in the Three Cities case granted most of Reliant Energy's motions to disregard the jury's findings. The trial court's rulings reduced the judgment to $1.7 million, including interest, plus an award of $13.7 million in legal fees. In addition, the trial court granted Reliant Energy's motion to decertify the class. Following this ruling, 45 cities filed individual suits against Reliant Energy in the District Court of Harris County.

     On February 27, 2003, the state court of appeals in Houston rendered an opinion reversing the judgment against the Company and rendering judgment that the Three Cities take nothing by their claims. The court of appeals found that the jury's finding of laches barred all of the Three Cities' claims and that the Three Cities were not entitled to recovery of any attorneys' fees. The judgment of the court of appeals is subject to motions for rehearing and an appeal to the Texas Supreme Court.

     The extent to which issues in the Three Cities case may affect the claims of the other cities served by Reliant Energy cannot be assessed until judgments are final and no longer subject to appeal. However, the court of appeals' ruling appears to be consistent with Texas Supreme Court opinions. The Company estimates the range of possible outcomes for recovery by the plaintiffs in the Three Cities case to be between $-0- and $18 million inclusive of interest and attorneys' fees.

     Natural Gas Measurement Lawsuits. In 1997, a suit was filed under the Federal False Claims Act against RERC Corp. (now CERC Corp.) and certain of its subsidiaries alleging mismeasurement of natural gas produced from federal and Indian lands. The suit seeks undisclosed damages, along with statutory penalties, interest, costs, and fees. The complaint is part of a larger series of complaints filed against 77 natural gas pipelines and their subsidiaries and affiliates. An earlier single action making substantially similar allegations against the pipelines was dismissed by the federal district court for the District of Columbia on grounds of improper joinder and lack of jurisdiction. As a result, the various individual complaints were filed in numerous courts throughout the country. This case has been consolidated, together with the other similar False Claims Act cases, in the federal district court in Cheyenne, Wyoming.

     In addition, CERC Corp., CenterPoint Energy Gas Transmission Company, CenterPoint Energy Field Services, Inc., and CenterPoint Energy-Mississippi River Transmission Corporation are defendants in a class action filed in May 1999 against approximately 245 pipeline companies and their affiliates. The plaintiffs in the case purport to represent a class of natural gas producers and fee royalty owners who allege that they have been subject to systematic gas mismeasurement by the defendants for more than 25 years. The plaintiffs seek compensatory damages, along with statutory penalties, treble damages, interest, costs and fees. The action is currently pending in state court in Stevens County, Kansas. Motions to dismiss and class certification issues have been briefed and argued.

     City of Tyler, Texas, Gas Costs Review. By letter to CenterPoint Energy Entex (Entex) dated July 31, 2002, the City of Tyler, Texas, forwarded various computations of what it believes to be excessive costs ranging from $2.8 million to $39.2 million for gas purchased by Entex for resale to residential and small commercial customers in that city under supply agreements in effect since 1992. Entex's gas costs for its Tyler

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES system are recovered from customers pursuant to tariffs approved by the city and filed with both the city and the Railroad Commission of Texas (the Railroad Commission). Pursuant to an agreement, on January 29, 2003, Entex and the city filed a Joint Petition for Review of Charges for Gas Sales (Joint Petition) with the Railroad Commission. The Joint Petition requests that the Railroad Commission determine whether Entex has properly and lawfully charged and collected for gas service to its residential and commercial customers in its Tyler distribution system for the period beginning November 1, 1992, and ending October 31, 2002. The Company believes that all costs for Entex's Tyler distribution system have been properly included and recovered from customers pursuant to Entex's filed tariffs and that the city has no legal or factual support for the statements made in its letter.

     Gas Cost Recovery Suits. In October 2002, a suit was filed in state district court in Wharton County, Texas against the Company, CERC, Entex Gas Marketing Company, and others alleging fraud, violations of the Texas Deceptive Trade Practices Act, violations of the Texas Utility Code, civil conspiracy and violations of the Texas Free Enterprise and Antitrust Act. The plaintiffs seek class certification, but no class has been certified. The plaintiffs allege that defendants inflated the prices charged to residential and small commercial consumers of natural gas. In February 2003, a similar suit was filed against CERC in state court in Caddo Parish, Louisiana purportedly on behalf of a class of residential or business customers in Louisiana who allegedly have been overcharged for gas or gas service provided by CERC. The plaintiffs in both cases seek restitution for the alleged overcharges, exemplary damages and penalties. The Company denies that CERC has overcharged any of its customers for natural gas and believes that the amounts recovered for purchased gas have been in accordance with what is permitted by state regulatory authorities.

     Other Proceedings. The Company is involved in other proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. The Company's management currently believes that the disposition of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

  Environmental Matters

     Clean Air Standards. Based on current limitations of the Texas Commission on Environmental Quality regarding NOx emissions in the Houston area, the Company anticipates it will have invested at least $682 million for emission control equipment through 2005, including $551 million expended from January 1, 1999 through December 31, 2002, with possible additional expenditures after 2005. NOx control estimates for 2006 and 2007 have not been finalized.

     The Texas electric restructuring law provides for stranded cost recovery for expenditures incurred before May 1, 2003 to achieve the NOx reduction requirements. Incurred costs include costs for which contractual obligations have been made. The Texas Utility Commission has determined that the Company's emission control plan is the most effective control option and that up to $699 million is eligible for cost recovery, the exact amount to be determined in the 2004 true-up proceeding. In addition, the Company is required to provide $16.2 million in funding for certain NOx reduction projects associated with East Texas pipeline companies. These funds are also eligible for cost recovery.

     Hydrocarbon Contamination. On August 24, 2001, 37 plaintiffs filed suit against REGT, Reliant Energy Pipeline Services, Inc., RERC Corp., Reliant Energy Services, other Reliant Energy entities and third parties in the 1st Judicial District Court, Caddo Parish, Louisiana. The petition has now been supplemented seven times. As of November 21, 2002, there were 695 plaintiffs, a majority of whom are Louisiana residents. In addition to the Reliant Energy entities, the plaintiffs have sued the State of Louisiana through its Department of Environmental Quality, several individuals, some of whom are present employees of the State of Louisiana, the Bayou South Gas Gathering Company, L.L.C., Martin Timber Company, Inc., and several trusts. Additionally on April 4, 2002, two plaintiffs filed a separate suit with identical allegations against the same parties in the same court. More recently, on January 6, 2003, two other plaintiffs filed a third suit of

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES similar allegations against the Company, as well as other defendants, in Bossier Parish (26th Judicial District Court).

     The suits allege that, at some unspecified date prior to 1985, the defendants allowed or caused hydrocarbon or chemical contamination of the Wilcox Aquifer, which lies beneath property owned or leased by certain of the defendants and which is the sole or primary drinking water aquifer in the area. The primary source of the contamination is alleged by the plaintiffs to be a gas processing facility in Haughton, Bossier Parish, Louisiana known as the "Sligo Facility." This facility was purportedly used for gathering natural gas from surrounding wells, separating gasoline and hydrocarbons from the natural gas for marketing, and transmission of natural gas for distribution. This site was originally leased and operated by predecessors of REGT in the late 1940s and was operated until Arkansas Louisiana Gas Company ceased operations of the plant in the late 1970s.

     Beginning about 1985, the predecessors of certain Reliant Energy defendants engaged in a voluntary remediation of any subsurface contamination of the groundwater below the property they own or lease. This work has been done in conjunction with and under the direction of the Louisiana Department of Environmental Quality. The plaintiffs seek monetary damages for alleged damage to the aquifer underlying their property, unspecified alleged personal injuries, alleged fear of cancer, alleged property damage or diminution of value of their property, and, in addition, seek damages for trespass, punitive, and exemplary damages. The quantity of monetary damages sought is unspecified. As of December 31, 2002, the Company is unable to estimate the monetary damages, if any, that the plaintiffs may be awarded in these matters.

     Manufactured Gas Plant Sites. CERC and its predecessors operated manufactured gas plants (MGP) in the past. In Minnesota, remediation has been completed on two sites, other than ongoing monitoring and water treatment. There are five remaining sites in CERC's Minnesota service territory, two of which CERC believes were neither owned or operated by CERC, and for which CERC believes it has no liability.

     At December 31, 2001 and 2002, CERC had accrued $23 million and $19 million, respectively, for remediation of the Minnesota sites. At December 31, 2002, the estimated range of possible remediation costs was $8 million to $44 million based on remediation continuing for 30 to 50 years. The cost estimates are based on studies of a site or industry average costs for remediation of sites of similar size. The actual remediation costs will be dependent upon the number of sites to be remediated, the participation of other potentially responsible parties (PRP), if any, and the remediation methods used. CERC has an environmental expense tracker mechanism in its rates in Minnesota. CERC has collected $12 million at December 31, 2002 to be used for future environmental remediation.

     CERC has received notices from the United States Environmental Protection Agency and others regarding its status as a PRP for other sites. Based on current information, the Company has not been able to quantify a range of environmental expenditures for potential remediation expenditures with respect to other MGP sites.

     Mercury Contamination. The Company's pipeline and distribution operations have in the past employed elemental mercury in measuring and regulating equipment. It is possible that small amounts of mercury may have been spilled in the course of normal maintenance and replacement operations and that these spills may have contaminated the immediate area with elemental mercury. This type of contamination has been found by the Company at some sites in the past, and the Company has conducted remediation at these sites. It is possible that other contaminated sites may exist and that remediation costs may be incurred for these sites. Although the total amount of these costs cannot be known at this time, based on experience by the Company and that of others in the natural gas industry to date and on the current regulations regarding remediation of these sites, the Company believes that the costs of any remediation of these sites will not be material to the Company's financial condition, results of operations or cash flows.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

     Other Environmental. From time to time the Company has received notices from regulatory authorities or others regarding its status as a PRP in connection with sites found to require remediation due to the presence of environmental contaminants. In addition, the Company has been named as a defendant in litigation related to such sites and in recent years has been named, along with numerous others, as a defendant in several lawsuits filed by a large number of individuals who claim injury due to exposure to asbestos while working at sites along the Texas Gulf Coast. Most of these claimants have been workers who participated in construction of various industrial facilities, including power plants, and some of the claimants have worked at locations owned by the Company. The Company anticipates that additional claims like those received may be asserted in the future and intends to continue vigorously contesting claims which it does not consider to have merit. Although their ultimate outcome cannot be predicted at this time, the Company does not believe, based on its experience to date, that these matters, either individually or in the aggregate, will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

  Department of Transportation

     In December 2002, Congress enacted the Pipeline Safety Improvement Act of 2002. This legislation applies to the Company's interstate pipelines as well as its intra-state pipelines and local distribution companies. The legislation imposes several requirements related to ensuring pipeline safety and integrity. It requires companies to assess the integrity of their pipeline transmission and distribution facilities in areas of high population concentration and further requires companies to perform remediation activities, in accordance with the requirements of the legislation, over a 10-year period.

     In January 2003, the U.S. Department of Transportation published a notice of proposed rulemaking to implement provisions of the legislation. The Department of Transportation is expected to issue final rules by the end of 2003.

     While the Company anticipates that increased capital and operating expenses will be required to comply with the requirements of the legislation, it will not be able to quantify the level of spending required until the Department of Transportation's final rules are issued.

  Other Matters

     The Company is involved in other legal, environmental, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. Some of these proceedings involve substantial amounts. The Company's management regularly analyzes current information and, as necessary, provides accruals for probable liabilities on the eventual disposition of these matters. The Company's management believes that the disposition of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

  (d) OPERATIONS AGREEMENT WITH CITY OF SAN ANTONIO

     Texas Genco has a joint operating agreement with the City Public Service Board of San Antonio (CPS) to share savings from the joint dispatching of each party's generating assets. Dispatching the two generating systems jointly results in savings of fuel and related expenses because there is a more efficient utilization of each party's lowest cost resources. The two parties equally share the savings resulting from joint dispatch. The agreement terminates in 2009.

  (e) NUCLEAR INSURANCE

     Texas Genco and the other owners of the South Texas Project maintain nuclear property and nuclear liability insurance coverage as required by law and periodically review available limits and coverage for additional protection. The owners of the South Texas Project currently maintain $2.75 billion in property

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES damage insurance coverage, which is above the legally required minimum, but is less than the total amount of insurance currently available for such losses.

     Pursuant to the Price Anderson Act, the maximum liability to the public of owners of nuclear power plants was $9.3 billion as of December 31, 2002. Owners are required under the Price Anderson Act to insure their liability for nuclear incidents and protective evacuations. Texas Genco and the other owners of the South Texas Project currently maintain the required nuclear liability insurance and participate in the industry retrospective rating plan.

     There can be no assurance that all potential losses or liabilities will be insurable, or that the amount of insurance will be sufficient to cover them. Any substantial losses not covered by insurance would have a material effect on the Company's financial condition, results of operations and cash flows.

  (f) NUCLEAR DECOMMISSIONING

     Texas Genco contributed $14.8 million per year in 2000 and 2001 to trusts established to fund its share of the decommissioning costs for the South Texas Project. In 2002, Texas Genco contributed $2.9 million to these trusts. There are various investment restrictions imposed upon Texas Genco by the Texas Utility Commission and the NRC relating to Texas Genco's nuclear decommissioning trusts. Additionally, Texas Genco's board of directors and CenterPoint Energy's board of directors have each appointed two members to the Nuclear Decommissioning Trust Investment Committee which establishes the investment policy of the trusts and oversees the investment of the trusts' assets. The securities held by the trusts for decommissioning costs had an estimated fair value of $163 million as of December 31, 2002, of which approximately 49% were fixed-rate debt securities and the remaining 51% were equity securities. For a discussion of the accounting treatment for the securities held in the nuclear decommissioning trust, see Note 3(k). In July 1999, an outside consultant estimated Texas Genco's portion of decommissioning costs to be approximately $363 million. While the funding levels currently exceed minimum NRC requirements, no assurance can be given that the amounts held in trust will be adequate to cover the actual decommissioning costs of the South Texas Project. Such costs may vary because of changes in the assumed date of decommissioning and changes in regulatory requirements, technology and costs of labor, materials and equipment. Pursuant to the Texas electric restructuring law, costs associated with nuclear decommissioning that have not been recovered as of January 1, 2002, will continue to be subject to cost-of-service rate regulation and will be included in a charge to transmission and distribution customers. CenterPoint Energy is contractually obligated to indemnify Texas Genco from and against any obligations relating to the decommissioning not otherwise satisfied through collections by CenterPoint Houston. For information regarding the effect of the business separation plan on funding of the nuclear decommissioning trust fund, see Note 4(b).

(14) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of cash and cash equivalents, investments in debt and equity securities classified as "available-for-sale" and "trading" in accordance with SFAS No. 115, and short-term borrowings are estimated to be approximately equivalent to carrying amounts and have been excluded from the table below. The fair values of non-trading derivative assets and liabilities are recognized in the Consolidated Balance

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Sheets at December 31, 2001 and 2002 (see Note 5). Therefore, these financial instruments are stated at fair value and are excluded from the table below.

                                                              DECEMBER 31, 2001
                                                              -----------------
                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   ------
                                                                (IN MILLIONS)
Financial liabilities:
  Long-term debt (excluding capital leases).................   $5,541    $5,546
  Trust preferred securities................................      706       664

                                                              DECEMBER 31, 2002
                                                              -----------------
                                                              CARRYING    FAIR
                                                               AMOUNT    VALUE
                                                              --------   ------
                                                                (IN MILLIONS)
Financial liabilities:
  Long-term debt (excluding capital leases).................   $6,135    $6,349
  Trust preferred securities................................      706       476

(15) EARNINGS PER SHARE

     The following table reconciles numerators and denominators of the Company's basic and diluted earnings per share (EPS) calculations:

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------
                                                          2000              2001              2002
                                                     ---------------   ---------------   ---------------
                                                      (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
Basic EPS calculation:
  Income from continuing operations before
     cumulative effect of accounting change........   $        243      $        496      $        366
  Income from discontinued operations of Reliant
     Resources, net of tax.........................            225               475                82
  Income (loss) from discontinued operations of
     Latin America, net of tax.....................            (21)              (50)                3
  Loss on disposal of discontinued operations of
     Reliant Resources.............................             --                --            (4,371)
  Cumulative effect of accounting change, net of
     tax...........................................             --                59                --
                                                      ------------      ------------      ------------
  Net income (loss) attributable to common
     shareholders..................................   $        447      $        980      $     (3,920)
                                                      ============      ============      ============
Weighted average shares outstanding................    284,652,000       289,776,000       297,997,000
Basic EPS:
  Income from continuing operations before
     cumulative effect of accounting change........   $       0.85      $       1.71      $       1.23
  Income from discontinued operations of Reliant
     Resources, net of tax.........................           0.79              1.64              0.27
  Income (loss) from discontinued operations of
     Latin America, net of tax.....................          (0.07)            (0.17)             0.01
  Loss on disposal of discontinued operations of
     Reliant Resources.............................             --                --            (14.67)
  Cumulative effect of accounting change, net of
     tax...........................................             --              0.20                --
                                                      ------------      ------------      ------------
  Net income (loss) attributable to common
     shareholders..................................   $       1.57      $       3.38      $     (13.16)
                                                      ============      ============      ============

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------
                                                          2000              2001              2002
                                                     ---------------   ---------------   ---------------
                                                      (IN MILLIONS, EXCEPT PER SHARE AND SHARE AMOUNTS)
Diluted EPS calculation:
  Net income (loss) attributable to common
     shareholders..................................   $        447      $        980      $     (3,920)
  Plus: Income impact of assumed conversions:
     Interest on 6 1/4% convertible trust preferred
       securities..................................             --                --                --
                                                      ------------      ------------      ------------
  Total earnings effect assuming dilution..........   $        447      $        980      $     (3,920)
                                                      ============      ============      ============
Weighted average shares outstanding................    284,652,000       289,776,000       297,997,000
  Plus: Incremental shares from assumed
     conversions(1)
     Stock options.................................      1,652,000         1,650,000           846,000
     Restricted stock..............................        955,000           754,000           784,000
     6 1/4% convertible trust preferred
       securities..................................         14,000            13,000            17,000
                                                      ------------      ------------      ------------
  Weighted average shares assuming dilution........    287,273,000       292,193,000       299,644,000
                                                      ============      ============      ============
Diluted EPS:
  Income from continuing operations before
     cumulative effect of accounting change........   $       0.84      $       1.70      $       1.22
  Income from discontinued operations of Reliant
     Resources, net of tax.........................           0.79              1.62              0.27
  Income (loss) from discontinued operations of
     Latin America, net of tax.....................          (0.07)            (0.17)             0.01
  Loss on disposal of discontinued operations of
     Reliant Resources.............................             --                --            (14.58)
  Cumulative effect of accounting change, net of
     tax...........................................             --              0.20                --
                                                      ------------      ------------      ------------
  Net income (loss) attributable to common
     shareholders..................................   $       1.56      $       3.35      $     (13.08)
                                                      ============      ============      ============

---------------

(1) Options to purchase 442,385, 2,074,437 and 9,709,272 shares were outstanding for the years ended December 31, 2000, 2001 and 2002, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares for the respective years.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

(16) UNAUDITED QUARTERLY INFORMATION

     The consolidated financial statements have been prepared to reflect the effect of the Reliant Resources Distribution and the sale of the Company's remaining Latin America operations subsequent to December 31, 2002 as described in Note 2. The consolidated financial statements present the Reliant Resources businesses (previously reported as the Wholesale Energy, European Energy and Retail Energy business segments and related corporate costs) and the Company's Latin America operations as discontinued operations, in accordance with SFAS No.
144. Accordingly, the consolidated financial statements reflect these operations as discontinued operations for each of the three years in the period ended December 31, 2002.

     Summarized quarterly financial data is as follows:

                                                                   YEAR ENDED DECEMBER 31, 2001
                                                             -----------------------------------------
                                                              FIRST      SECOND     THIRD      FOURTH
                                                             QUARTER    QUARTER    QUARTER    QUARTER
                                                             --------   --------   --------   --------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues...................................................   $3,814     $2,485     $2,279     $1,986
Operating income...........................................      345        321        435        218
Income from continuing operations before cumulative effect
  of accounting change.....................................      129        122        183         62
Income from discontinued operations of Reliant Resources,
  net of tax...............................................       82        194        172         27
Loss from discontinued operations of Latin America, net of
  tax......................................................       (7)        --         --        (43)
Cumulative effect of accounting change, net of tax.........       59         --         --         --
Net income attributable to common shareholders.............      263        316        355         46
Basic earnings per share:(1)
  Income from continuing operations before cumulative
     effect of accounting change...........................   $ 0.45     $ 0.42     $ 0.63     $ 0.22
  Income from discontinued operations of Reliant Resources,
     net of tax............................................     0.28       0.67       0.59       0.09
  Loss from discontinued operations of Latin America, net
     of tax................................................    (0.02)        --         --      (0.15)
  Cumulative effect of accounting change, net of tax.......     0.20         --         --         --
                                                              ------     ------     ------     ------
  Net income attributable to common shareholders...........   $ 0.91     $ 1.09     $ 1.22     $ 0.16
                                                              ======     ======     ======     ======
Diluted earnings per share:(1)
  Income from continuing operations before cumulative
     effect of accounting change...........................   $ 0.44     $ 0.42     $ 0.63     $ 0.22
  Loss from discontinued operations of Reliant Resources,
     net of tax............................................     0.28       0.66       0.58       0.09
  Loss from discontinued operations of Latin America, net
     of tax................................................    (0.02)        --         --      (0.15)
  Cumulative effect of accounting change, net of tax.......     0.20         --         --         --
                                                              ------     ------     ------     ------
  Net income attributable to common shareholders...........   $ 0.90     $ 1.08     $ 1.21     $ 0.16
                                                              ======     ======     ======     ======

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                                  YEAR ENDED DECEMBER 31, 2002
                                                            -----------------------------------------
                                                             FIRST      SECOND     THIRD      FOURTH
                                                            QUARTER    QUARTER    QUARTER    QUARTER
                                                            --------   --------   --------   --------
                                                             (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenues..................................................   $2,079     $1,795    $ 1,919     $2,113
Operating income..........................................      351        289        431        259
Income (loss) from continuing operations..................      145         86        161        (25)
Income (loss) from discontinued operations of Reliant
  Resources, net of tax...................................     (114)       148         48         --
Income from discontinued operations of Latin America, net
  of tax..................................................       --          2         --         --
Loss on disposal of discontinued operations of Reliant
  Resources...............................................       --         --     (4,333)       (38)
Net income (loss) attributable to common shareholders.....       31        236     (4,124)       (63)
Basic earnings (loss) per share:(1)
  Income (loss) from continuing operations................   $ 0.49     $ 0.29    $  0.54     $(0.09)
  Income (loss) from discontinued operations of Reliant
     Resources, net of tax................................    (0.38)      0.50       0.16         --
  Income from discontinued operations of Latin America,
     net of tax...........................................       --         --         --         --
  Loss on disposal of discontinued operations of Reliant
     Resources............................................       --         --     (14.50)     (0.12)
                                                             ------     ------    -------     ------
  Net (loss) income attributable to common shareholders...   $ 0.11     $ 0.79    $(13.80)    $(0.21)
                                                             ======     ======    =======     ======
Diluted (loss) earnings per share:(1)
  Income (loss) from continuing operations................   $ 0.49     $ 0.28    $  0.54     $(0.09)
  Income (loss) from discontinued operations of Reliant
     Resources, net of tax................................    (0.38)      0.50       0.16         --
  Income from discontinued operations of Latin America,
     net of tax...........................................       --       0.01         --         --
  Loss on disposal of discontinued operations of Reliant
     Resources............................................       --         --     (14.47)     (0.12)
                                                             ------     ------    -------     ------
  Net income (loss) attributable to common shareholders...   $ 0.11     $ 0.79    $(13.77)    $(0.21)
                                                             ======     ======    =======     ======

---------------

(1) Quarterly earnings per common share are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal annual earnings per common share.

(17) REPORTABLE BUSINESS SEGMENTS

     The Company's determination of reportable business segments considers the strategic operating units under which the Company manages sales, allocates resources and assesses performance of various products and services to wholesale or retail customers in differing regulatory environments. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies except that some executive benefit costs have not been allocated to business segments. Effective with the deregulation of the Texas electric industry beginning January 1, 2002, the basis of business segment reporting has changed for the Company's electric operations. The Texas generation operations of CenterPoint Energy's former integrated electric utility, Reliant Energy HL&P, are now a separate reportable business segment, Electric Generation, whereas they previously had been part of the Electric Operations business segment. The remaining transmission and distribution function is now reported separately in the Electric Transmission & Distribution business segment In 2001, Latin America was a separate business segment, but beginning in 2002, equity investments in Latin America are reported in the Other Operations business segment. The

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

Company's remaining Latin America operations were sold subsequent to December 31, 2002, and are reported as discontinued operations. Reportable business segments for all prior periods presented have been restated to conform to the 2002 presentation. Reportable business segments presented herein do not include Wholesale Energy, European Energy, Retail Energy and related corporate costs as these business segments operated within Reliant Resources which is presented as discontinued operations within these consolidated financial statements. Note that certain estimates and allocations have been used to separate historical, (pre-January 1, 2002) Electric Generation business segment data from the Electric Transmission & Distribution segment data.

     Beginning in the first quarter of 2002, the Company began to evaluate business segment performance on an earnings (loss) before interest expense, distribution on trust preferred securities, income taxes, extraordinary item and cumulative effect of accounting change (EBIT) basis. Prior to 2002, the Company evaluated performance based upon operating income. EBIT, as defined, is shown because it is a measure we use to evaluate the performance of our business segments and the Company believes it is a measure of financial performance that may be used as a means to analyze and compare companies on the basis of operating performance. The Company expects that some analysts and investors will want to review EBIT when evaluating the Company. EBIT is not defined under accounting principles generally accepted in the United States of America (GAAP), should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of operating income from operations as determined under GAAP. Additionally, the Company's computation of EBIT may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate it in the same fashion.

     Long-lived assets include net property, plant and equipment, net goodwill and other intangibles and equity investments in unconsolidated subsidiaries and are all within the United States. The Company accounts for intersegment sales as if the sales were to third parties, that is, at current market prices.

     The Company has identified the following reportable business segments:
Electric Transmission & Distribution, Electric Generation, Natural Gas Distribution, Pipelines and Gathering and Other Operations. For a description of the financial reporting business segments, see Note 1. Financial data for business segments, products and services and geographic areas are as follows:

                                         ELECTRIC OPERATIONS
                                     ---------------------------
                                        ELECTRIC                     NATURAL      PIPELINES
                                     TRANSMISSION &    ELECTRIC        GAS           AND        OTHER      DISCONTINUED
                                      DISTRIBUTION    GENERATION   DISTRIBUTION   GATHERING   OPERATIONS    OPERATIONS
                                     --------------   ----------   ------------   ---------   ----------   ------------
                                                                       (IN MILLIONS)
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2000:
Revenues from external customers...     $  2,160       $  3,334       $4,503       $  280       $    9       $    --
Intersegment revenues..............           --             --            1          104           --            --
Depreciation and amortization......          356            151          145           56           12            --
EBIT...............................          953            331          122          137         (464)           --
Total assets.......................        6,659          4,032        4,518        2,358        4,327        14,309
Equity investments in
  unconsolidated subsidiaries......           --             --           --           --           13            --
Expenditures for long-lived
  assets...........................          391            252          195           61            6            --


                                     RECONCILING
                                     ELIMINATIONS   CONSOLIDATED
                                     ------------   ------------
                                            (IN MILLIONS)
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2000:
Revenues from external customers...    $    --        $10,286
Intersegment revenues..............       (105)            --
Depreciation and amortization......         --            720
EBIT...............................        (37)         1,042
Total assets.......................       (978)        35,225
Equity investments in
  unconsolidated subsidiaries......         --             13
Expenditures for long-lived
  assets...........................         --            905

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                         ELECTRIC OPERATIONS
                                     ---------------------------
                                        ELECTRIC                     NATURAL      PIPELINES
                                     TRANSMISSION &    ELECTRIC        GAS           AND        OTHER      DISCONTINUED
                                      DISTRIBUTION    GENERATION   DISTRIBUTION   GATHERING   OPERATIONS    OPERATIONS
                                     --------------   ----------   ------------   ---------   ----------   ------------
                                                                       (IN MILLIONS)
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2001:
Revenues from external customers...        2,100          3,411        4,737          307            9            --
Intersegment revenues..............           --             --            5          108           --            --
Depreciation and amortization......          299            154          147           58            7            --
EBIT...............................          906            267          149          138          (59)           --
Total assets.......................        7,689          4,323        3,732        2,361        1,192        12,345
Expenditures for long-lived
  assets...........................          527            409          209           54           14            --
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2002:
Revenues from external customers...        2,222(1)       1,488(2)     3,927          253           17            --
Intersegment revenues..............           --              5           33          121           --            --
Depreciation and amortization......          271            157          126           41           21            --
EBIT...............................        1,118           (130)         210          158            1            --
Total assets.......................        9,098          4,416        4,051        2,481        1,393            15
Expenditures for long-lived
  assets...........................          261            280          196           70           47            --


                                     RECONCILING
                                     ELIMINATIONS   CONSOLIDATED
                                     ------------   ------------
                                            (IN MILLIONS)
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2001:
Revenues from external customers...         --         10,564
Intersegment revenues..............       (113)            --
Depreciation and amortization......         --            665
EBIT...............................        (41)         1,360
Total assets.......................       (376)        31,266
Expenditures for long-lived
  assets...........................         --          1,213
AS OF AND FOR THE YEAR ENDED
  DECEMBER 31, 2002:
Revenues from external customers...         --          7,907
Intersegment revenues..............       (159)            --
Depreciation and amortization......         --            616
EBIT...............................        (29)         1,328
Total assets.......................     (1,820)        19,634
Expenditures for long-lived
  assets...........................         --            854

---------------

(1) Sales to Reliant Resources represented approximately $940 million of CenterPoint Houston's transmission and distribution revenues since deregulation began in 2002.

(2) Sales to Reliant Resources represented approximately 66% of Texas Genco's total revenues in 2002.

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               2000      2001      2002
                                                              -------   -------   -------
                                                                     (IN MILLIONS)
RECONCILIATION OF OPERATING INCOME TO EBIT AND EBIT TO NET
  INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Operating income............................................  $ 1,409   $ 1,319   $ 1,329
                                                              -------   -------   -------
Loss from equity investments in unconsolidated
  subsidiaries..............................................      (29)       --        --
Loss on AOL Time Warner investment..........................     (205)      (70)     (500)
Gain on indexed debt securities.............................      102        58       480
Impairment on Latin America equity investments..............     (131)       --        --
Loss on disposal of Latin America equity investments........     (176)       --        --
Other income, net...........................................       72        53        19
                                                              -------   -------   -------
  EBIT......................................................    1,042     1,360     1,328
Interest expense and other charges..........................     (564)     (607)     (765)
Income tax expense..........................................     (235)     (256)     (197)
                                                              -------   -------   -------
  Income from continuing operations before income taxes,
     cumulative effect of accounting change and preferred
     dividends..............................................      243       497       366
Income from discontinued operations, net of tax.............      225       475        82
Income (loss) from discontinued operations of Latin America,
  net of tax................................................      (21)      (50)        3
Loss on disposal of discontinued operations.................       --        --    (4,371)
Cumulative effect of accounting change, net of tax..........       --        59        --
Preferred dividends.........................................       --        (1)       --
                                                              -------   -------   -------
     Net income (loss) attributable to common
       shareholders.........................................  $   447   $   980   $(3,920)
                                                              =======   =======   =======
REVENUES BY PRODUCTS AND SERVICES:
Retail electricity sales....................................  $ 5,495   $ 5,511   $    --
Wholesale electricity sales.................................       --        --     1,488
Electric delivery sales.....................................       --        --     1,525
ECOM true-up................................................       --        --       697
Retail gas sales............................................    4,416     4,645     3,832
Gas transport...............................................      280       307       253
Energy products and services................................       95       101       112
                                                              -------   -------   -------
     Total..................................................  $10,286   $10,564   $ 7,907
                                                              =======   =======   =======

(18) GUARANTOR DISCLOSURES

     CenterPoint Energy Gas Resources Corp., CenterPoint Energy Gas Marketing Company and other wholly owned subsidiaries of CERC Corp. provide comprehensive natural gas sales and services to industrial and commercial customers who are primarily located within or near the territories served by the Company's pipelines and distribution subsidiaries. In order to hedge their exposure to natural gas prices, these CERC Corp. subsidiaries have entered standard purchase and sale agreements with various counterparties. CenterPoint Energy and CERC Corp. have guaranteed the payment obligations of these subsidiaries under certain of these agreements, typically for one-year terms. As of December 31, 2002, CenterPoint Energy had delivered 14 such guarantees with an aggregate maximum potential exposure of $133.5 million and an aggregate carrying amount of $12.1 million. As of December 31, 2002, CERC Corp. had delivered 43 such

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES guarantees with an aggregate maximum potential exposure of $410 million and an aggregate carrying amount of $53.7 million.

     As part of its normal business operations, Texas Genco, LP, a wholly owned indirect subsidiary of Texas Genco, has also entered into power purchase and sale agreements to buy less expensive power than Texas Genco's marginal cost of generation or to sell power to another party who is willing to pay more than Texas Genco's marginal cost of generation. Texas Genco has guaranteed the payment obligations of Texas Genco, LP under certain of these agreements, typically for a one-year term. As of December 31, 2002, Texas Genco had delivered 7 such guarantees with an aggregate maximum potential exposure of $28.2 million and an aggregate carrying amount of $-0-.

     CenterPoint Energy has delivered guarantees in support of Texas Genco's obligations to ERCOT under qualified scheduling entity and transmission congestion rights agreements. These guarantees expire in October, 2003 and as of December 31, 2002, have an aggregate maximum potential exposure of $45 million and an aggregate carrying amount of $-0-.

     CenterPoint Energy has delivered a guarantee in favor of the Tennessee Board for Licensing Contractors to support the contracting activities of CenterPoint Energy Pipeline Services, Inc. in Tennessee. The term of this guarantee runs with the two-year license granted by the Tennessee Board and provides for a maximum potential exposure of $15 million.

     CenterPoint Energy has entered standard indemnification agreements with various surety companies to support the issuance of surety bonds on behalf of CenterPoint Energy and its subsidiaries. These indemnification agreements vary in duration to coincide with the term of the bonds issued. As of December 31, 2002, these agreements covered surety bonds in the aggregate amount of $14.5 million. In addition, CenterPoint Energy has provided $8.9 million in cash deposits to secure its indemnity to one surety company.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of CenterPoint Energy, Inc. and
Subsidiaries:

     We have audited the accompanying consolidated balance sheets of CenterPoint Energy, Inc. and its subsidiaries (the Company) as of December 31, 2001 and 2002, and the related consolidated statements of income, shareholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and the financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedules based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 2 to the consolidated financial statements, the Company distributed its 83% ownership interest in Reliant Resources, Inc. on September 30, 2002. The loss on distribution and the results of operations for Reliant Resources, Inc. for periods prior to the distribution are included in discontinued operations in the accompanying consolidated financial statements.

     As discussed in Note 3(d) to the consolidated financial statements, on January 1, 2002, the Company changed its method of accounting for goodwill and certain intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2003
(May 9, 2003 as to the "Certain Reclassifications and Other Items" described in
Note 1)